UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No. )
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☒    Definitive Proxy Statement
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RPX Corporation

(Name of Registrant as Specified In Its Charter)

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RPX Corporation
One Market Plaza
Suite 800
San Francisco, CA 94105
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD JUNE 9, 2015
To the Stockholders of RPX Corporation:
The annual meeting of stockholders for RPX Corporation (the “Company”) will be held at the offices of the Company at One Market Plaza, Steuart Tower, Suite 800, San Francisco, California 94105, on Tuesday, June 9, 2015, at 10:00 a.m. local time. The purposes of the meeting are:

1.	To elect the Class I director named in this proxy statement (Proposal 1);

2.	To ratify the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2015 (Proposal 2);

3.	To vote on an advisory non-binding resolution regarding executive compensation (Proposal 3); and);

4.	To transact such other business as may properly come before the annual meeting or any adjournments or postponements thereof.
Our board of directors has fixed the close of business on April 23, 2015 as the record date for determining holders of our common stock entitled to notice of, and to vote at, the annual meeting or any adjournments or postponements thereof. A complete list of such stockholders will be available for examination at our offices in San Francisco, California during normal business hours for a period of ten days prior to the annual meeting.

YOUR VOTE IS IMPORTANT!
Your vote is important. Please vote by using the Internet or by telephone or, if you received a paper copy of the proxy card by mail, by signing and returning the enclosed proxy card. Instructions for your voting options are described on the Notice of Internet Availability of Proxy Materials or proxy card.
Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be held on June 9, 2015: The proxy statement and annual report are available at http://ir.rpxcorp.com/annuals-proxies.cfm.
By order of the Board of Directors,
Martin E. Roberts
Secretary of the Company

San Francisco, California
Date: April 28, 2015

RPX CORPORATION
Proxy Statement
For the Annual Meeting of Stockholders
To Be Held on June 9, 2015

RPX CORPORATION
One Market Plaza
Suite 800
San Francisco, CA 94105
(866) 779-7641

PROXY STATEMENT
FOR THE
2015 ANNUAL MEETING OF STOCKHOLDERS
This proxy statement and proxy card are furnished in connection with the solicitation of proxies to be voted at the 2015 annual meeting of stockholders (the “Annual Meeting”) of RPX Corporation (sometimes referred to as “we”, the “Company” or “RPX”), which will be held at the offices of the Company at One Market Plaza, Steuart Tower, Suite 800, San Francisco, California 94105, on Tuesday, June 9, 2015 at 10:00 a.m. local time. Directions to the Company’s offices are available on the “About RPX” section of our website located at http://www.rpxcorp.com.
We are making this proxy statement and our annual report available to stockholders at http://ir.rpxcorp.com/annuals-proxies.cfm. On April 30, 2015, we will begin mailing to our stockholders (i) a copy of this proxy statement, a proxy card and our annual report or (ii) a notice (the “Notice”) containing instructions on how to access and review this proxy statement and our annual report. The Notice also describes how you may submit your proxy over the Internet. If you receive a Notice and would like to receive a printed copy of our proxy materials, you should follow the instructions for requesting those materials included in the Notice.
QUESTIONS AND ANSWERS ABOUT THIS PROXY MATERIAL AND VOTING
Why am I receiving these proxy materials?
You have received these proxy materials because you owned shares of RPX common stock as of April 23, 2015, the record date for the Annual Meeting, and our board of directors is soliciting your proxy to vote at the Annual Meeting. This proxy statement describes issues on which we would like you to vote at the Annual Meeting. It also gives you information on these issues so that you can make an informed decision.
Why did I receive a Notice of Internet Availability of Proxy Materials in the mail instead of a printed set of proxy materials?
Pursuant to rules adopted by the Securities and Exchange Commission (the “SEC”), we are permitted to furnish our proxy materials over the Internet to our stockholders by delivering a Notice in the mail. The Notice instructs stockholders on how to access and review the proxy statement and annual report over the Internet at www.proxyvote.com. The Notice also instructs stockholders on how they may submit their proxy over the Internet. If a stockholder who received a Notice would like to receive a printed copy of our proxy materials, such stockholder should follow the instructions for requesting these materials contained in the Notice.
How may I vote at the Annual Meeting?
You are invited to attend the Annual Meeting to vote on the proposals described in this proxy statement. However, you do not need to attend the meeting to vote your shares. Instead, you may simply follow the instructions below to submit your proxy via telephone or on the Internet. If you received a printed set of materials, you may also vote by mail by signing, dating and returning the proxy card.

When you vote by using the Internet, by telephone or by signing and returning the proxy card, you appoint Robert H. Heath and Martin E. Roberts as your representatives (or proxy holders) at the Annual Meeting. They will vote your shares at the Annual Meeting as you have instructed them or, if an issue that is not on the proxy card comes up for vote, in accordance with their best judgment. This way, your shares will be voted whether or not you attend the Annual Meeting.
Who is entitled to vote at the Annual Meeting?
Only stockholders of record at the close of business on April 23, 2015, the record date for the Annual Meeting, will be entitled to vote at the Annual Meeting. On the record date, there were 54,257,325 shares of the Company’s common stock outstanding. All of these outstanding shares are entitled to vote at the Annual Meeting (one vote per share of common stock) in connection with the matters set forth in this proxy statement.
In accordance with Delaware law, a list of stockholders entitled to vote at the meeting will be available at the place of the Annual Meeting on June 9, 2015 and will be accessible for ten days prior to the meeting at our principal place of business, One Market Plaza, Suite 800, San Francisco, California 94105, weekdays between the hours of 9:00 a.m. and 5:00 p.m. local time.
What is the difference between holding shares as a stockholder of record and as a beneficial owner?
Stockholders of record—If your shares are registered directly in your name with our transfer agent, Computershare, you are considered, with respect to those shares, the “stockholder of record.” If you are a stockholder of record, these proxy materials have been sent directly to you by RPX.
Beneficial owners—Many of our stockholders hold their shares through a broker, trustee or nominee, rather than directly in their own name. If your shares are held in a brokerage account or by a trustee or nominee, you are considered the “beneficial owner” of shares held in “street name.” If you hold your shares in street name, these proxy materials have been forwarded to you by your broker, trustee or nominee who is considered, with respect to those shares, the stockholder of record.
As the beneficial owner, you have the right to direct your broker, trustee or nominee on how to vote your shares. Since a beneficial owner is not the stockholder of record, you may not vote these shares in person at the Annual Meeting unless you obtain a “legal proxy” from the broker, trustee or nominee that holds your shares, giving you the right to vote the shares at the Annual Meeting.
How do I vote?
Stockholders of record—Stockholders of record may vote by using the Internet, by telephone or (if you received a proxy card by mail) by mail as described below. Stockholders of record also may attend the meeting and vote in person.

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You may vote by using the Internet. The address of the website for Internet voting is www.investorvote.com/RPXC. Internet voting is available 24 hours a day and will be accessible until 11:59 p.m. Eastern Time on June 8, 2015. Easy-to-follow instructions allow you to vote your shares and confirm that your instructions have been properly recorded;

•	You may vote by telephone. The toll-free telephone number is noted on your proxy card. Telephone voting is available 24 hours a day and will be accessible until 11:59 p.m. Eastern Time on June 8,

2015. Easy-to-follow voice prompts allow you to vote your shares and confirm that your instructions have been properly recorded; or

•	You may vote by mail. If you received a proxy card by mail and choose to vote by mail, simply mark your proxy card, date and sign it, and return it in the postage-paid envelope provided.
Beneficial owners—If you hold shares through a broker, trustee or nominee, please refer to your Notice or other information forwarded by your broker, trustee or nominee to see which voting options are available to you.
The method you use to vote will not limit your right to vote at the Annual Meeting if you decide to attend in person. Written ballots will be passed out to anyone who wants to vote at the Annual Meeting. If you hold your shares through a broker, trustee or nominee, you must obtain a “legal proxy,” executed in your favor, from the holder of record to be able to vote in person at the Annual Meeting. Even if you plan to attend the Annual Meeting, we recommend that you also submit your proxy card or follow the voting instructions described above so that your vote will be counted if you later decide not to attend the Annual Meeting.
Can I change my vote after submitting my proxy?
Yes. You can revoke your proxy at any time before the final vote at the Annual Meeting.

If you are a stockholder of record, you may revoke your proxy in any one of these ways:

•	You may submit a subsequent proxy by using the Internet, by telephone or by mail with a later date;

•	You may deliver a written notice that you are revoking your proxy to the Secretary of the Company at One Market Plaza, Suite 800, San Francisco, California 94105;

•	You may sign another proxy card with a later date and return it to us prior to the Annual Meeting; or

•	You may attend the Annual Meeting and vote your shares in person. Simply attending the Annual Meeting without affirmatively voting will not, by itself, revoke your proxy.
If you are a beneficial owner of shares held in street name, you may change your vote (1) by submitting new voting instructions to your broker, trustee or nominee or (2) if you have obtained a legal proxy from the broker, trustee or nominee that holds your shares giving you the right to vote the shares, by attending the Annual Meeting and voting in person.
How many votes does RPX need to hold the Annual Meeting?
A quorum of stockholders is necessary to conduct business at the Annual Meeting. Pursuant to our bylaws, a quorum will be present if a majority of the voting power of the outstanding shares of the Company entitled to vote generally in the election of directors is represented in person or by proxy at the Annual Meeting. On the record date, there were 54,257,325 shares of common stock outstanding and entitled to vote. Thus, 27,128,663 shares must be represented in person or by proxy at the Annual Meeting to have a quorum.
Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, trustee or nominee) or if you attend the Annual Meeting and vote in person. Abstentions and broker non-votes will be counted for the purpose of determining whether a quorum is present for the transaction of business. If a quorum is not present, the holders of a majority of the votes present at the Annual Meeting may adjourn the Annual Meeting to another date.

What matters will be voted on at the Annual Meeting?
The following matters are scheduled to be voted on at the Annual Meeting:

•	Proposal 1: To elect a Class I director nominated by our board of directors and named in this proxy statement to serve a term of three years until our 2018 annual meeting of stockholders;

•	Proposal 2: To ratify the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2015; and

•	Proposal 3: To vote on an advisory non-binding resolution regarding executive compensation.
No cumulative voting rights are authorized, and dissenters’ rights are not applicable to these matters.
Could other matters be decided at the Annual Meeting?
RPX does not know of any other matters that may be presented for action at the Annual Meeting. Should any other business come before the Annual Meeting, the persons named on the proxy card will have discretionary authority to vote the shares represented by proxies in accordance with their best judgment.
What will happen if I do not vote my shares?
Stockholder of Record: Shares Registered in Your Name. If you are the stockholder of record of your shares and you do not vote by proxy card, by telephone, via the Internet or in person at the Annual Meeting, your shares will not be voted at the Annual Meeting.
Beneficial Owner: Shares Registered in the Name of Broker, Trustee or Nominee. Brokers, trustees or nominees who hold shares of our common stock for a beneficial owner have the discretion to vote on routine proposals when they have not received voting instructions from the beneficial owner at least ten days prior to the Annual Meeting. A broker non-vote occurs when a broker, trustee or nominee does not receive voting instructions from the beneficial owner and does not have the discretion to direct the voting of the shares. Under the rules that govern brokers, trustees or nominees who are voting shares held for a beneficial owner, brokers, trustees or nominees have the discretion to vote those shares on routine matters but not on non-routine matters. Proposal 2 is the only routine matter in this proxy statement. As such, your broker, trustee or nominee does not have discretion to vote your shares on Proposals 1 and 3, but does have discretion to vote your shares on Proposal 2.
We encourage you to provide instructions to your broker, trustee or nominee by voting your proxy. This action ensures your shares will be voted at the meeting in accordance with your wishes.
How may I vote for each proposal and what is the vote required for each proposal?
Proposal 1: Election of one Class I director.
With respect to the election of the nominee for director, you may:

•	vote “FOR” the election of the nominee for director; or

•	“WITHHOLD” your vote for the nominee.
Directors will be elected by a plurality of the votes cast at the Annual Meeting, meaning the nominee who is properly nominated in accordance with our bylaws and receives the most “FOR” votes will be elected. Only votes cast “FOR” the nominee will be counted. An instruction to “WITHHOLD” authority to vote for the nominee will result in the nominee receiving fewer votes, but will not count as a vote against the nominee. Abstentions and broker non-votes will have no effect on the outcome of the election of directors. Because the election of directors is not a matter on which a broker, trustee or nominee is generally empowered to vote, broker non-votes are expected to exist in connection with this matter.
Proposal 2: Ratification of the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2015.
You may vote “FOR” or “AGAINST” or abstain from voting. To ratify the selection by the audit committee of our board of directors of PricewaterhouseCoopers LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2015, the Company must receive a “FOR” vote from a majority of all those outstanding shares that are represented in person or by proxy and that are entitled to vote on Proposal 2 at the Annual Meeting. Abstentions will be counted as though they had been voted “AGAINST” the proposal. Broker non-votes will not be counted “FOR” or “AGAINST” the proposal and will have no effect on the proposal. Because the ratification of the appointment of the independent registered public accounting firm is a matter on which a broker, trustee or nominee is generally empowered to vote, no broker non-votes are expected to exist in connection with this matter.
Proposal 3: Advisory non-binding resolution regarding executive compensation.
You may vote “FOR” or “AGAINST” or abstain from voting. To approve, by non-binding vote, the compensation of the Company’s named executive officers, the Company must receive a “FOR” vote from a majority of all those outstanding shares that are represented in person or by proxy and that are entitled to vote on Proposal 3 at the Annual Meeting. Abstentions will be counted as though they had been voted “AGAINST” the proposal. The result of Proposal 3 shall be non-binding on the Company and advisory in nature. “Broker non-votes” will not be counted “FOR” or “AGAINST” the proposal and will have no effect on the proposal. Because Proposal 3 is a non-routine matter, broker non-votes are expected to exist in connection with this matter.
What happens if a director nominee is unable to stand for election?
If a nominee is unable to stand for election, our board of directors may either:

•	reduce the number of directors that serve on the board; or

•	designate a substitute nominee.
If our board of directors designates a substitute nominee, shares represented by proxies voted for the nominee who is unable to stand for election will be voted for the substitute nominee.
How does our board of directors recommend that I vote?
Our board unanimously recommends a vote:

•	Proposal 1: “FOR” the election of Frank E. Dangeard as a Class I director to serve a term of three years until our 2018 annual meeting of stockholders;

•	Proposal 2: “FOR” the ratification of PricewaterhouseCoopers LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2015; and

•	Proposal 3: “FOR” the approval, in an advisory non-binding manner, of the compensation of our named executive officers.

What happens if I sign and return my proxy card but do not provide voting instructions?
If you return a signed and dated proxy card without marking any voting selections, your shares will be voted:

•	Proposal 1: “FOR” the election of Frank E. Dangeard as a Class I director;

•	Proposal 2: “FOR” the ratification of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2015; and

•	Proposal 3: “FOR” the approval, in an advisory non-binding manner, of the compensation of our named executive officers.

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If any other matter is properly presented at the Annual Meeting, the proxy holders for shares voted on the proxy card (i.e., one of the individuals named as proxies on your proxy card) will vote your shares using his or her best judgment.

What do I need to show to attend the Annual Meeting in person?
You will need proof of your share ownership (such as a recent brokerage statement or letter from your broker showing that you owned shares of RPX Corporation common stock as of April 23, 2015) and a form of photo identification. If you do not have proof of ownership and valid photo identification, you may not be admitted to the Annual Meeting. All bags, briefcases and packages will be held at registration and will not be allowed in the meeting. We will not permit the use of cameras (including cell phones with photographic capabilities) or other recording devices in the meeting room.
Who is paying for this proxy solicitation?
The board of directors of the Company is soliciting the accompanying proxy. In addition to this solicitation, directors and employees of the Company may solicit proxies in person, by telephone or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. In addition, the Company may also retain one or more third parties to aid in the solicitation of brokers, banks and institutional and other stockholders. We will pay for the entire cost of soliciting proxies. We may reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.
What happens if the Annual Meeting is postponed or adjourned?
Unless the polls have closed or you have revoked your proxy, your proxy will still be in effect and may be voted once the Annual Meeting is reconvened. However, you will still be able to change or revoke your proxy with respect to any proposal until the polls have closed for voting on such proposal.
How can I find out the results of the voting at the Annual Meeting?
Preliminary voting results are expected to be announced at the Annual Meeting. Final voting results are expected to be reported on a Current Report on Form 8-K filed with the SEC no later than June 15, 2015.
How can I find RPX’s proxy materials and annual report on the Internet?
This proxy statement and the 2014 annual report are available at our corporate website at http://ir.rpxcorp.com/annuals-proxies.cfm, which, in accordance with SEC rules, does not have “cookies” that identify visitors to the site. You can also obtain copies without charge at the SEC’s website at www.sec.gov. The inclusion of our website address in this proxy statement does not include or incorporate by reference the information on our website into this proxy statement.

How do I obtain a separate set of RPX’s proxy materials if I share an address with other stockholders?
In some cases, stockholders holding their shares in a brokerage or bank account who share the same surname and address and have not given contrary instructions received only one copy of the Notice. This practice is designed to reduce duplicate mailings and save printing and postage costs as well as natural resources. If you would like to have a separate copy of the Notice or our annual report and/or proxy statement mailed to you or to receive separate copies of future mailings, please submit your request to the address or phone number that appears on your Notice or proxy card. We will deliver such additional copies promptly upon receipt of such request.
In other cases, stockholders receiving multiple copies of the Notice at the same address may wish to receive only one. If you would like to receive only one copy if you now receive more than one, please submit your request to the address or phone number that appears on your Notice or proxy card.
Can I receive future proxy materials and annual reports electronically?
Yes. This proxy statement and the 2014 annual report are available on the investor relations section of our website located at http://ir.rpxcorp.com/annuals-proxies.cfm. Instead of receiving paper copies in the mail, stockholders can elect to receive an email that provides a link to our future annual reports and proxy materials on the Internet. Opting to receive your proxy materials electronically will save us the cost of producing and mailing documents to your home or business, will reduce the environmental impact of our annual meetings and will give you an automatic link to the proxy voting site. The inclusion of our website address in this proxy statement does not include or incorporate by reference the information on our website into this proxy statement.
Whom should I call if I have any questions?
If you have any questions, would like additional RPX proxy materials or proxy cards, or need assistance in voting your shares, please call our investor relations line at (415) 418-2563.
Can I submit a proposal for consideration at the 2016 annual meeting of stockholders?
Stockholders of the Company may submit proper proposals for consideration at our 2016 annual meeting of stockholders by submitting their proposals in writing to the Secretary of the Company in a timely manner.
Requirements for stockholder proposals to be considered for inclusion in our proxy material—In order to be considered for inclusion in our proxy materials for the 2016 annual meeting of stockholders, stockholder proposals must:

•	be received by the Secretary of the Company no later than the close of business on January 1, 2016; and

•	otherwise comply with the requirements of Delaware law, Rule 14a-8 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and our bylaws.
Requirements for stockholder proposals to be brought before an annual meeting—In addition, our bylaws establish an advance notice procedure for stockholders who wish to present certain matters before an annual meeting of stockholders. In general, nominations for the election of directors may be made (1) by or at the direction of the board of directors, or (2) by any stockholder entitled to vote who has timely delivered written notice to the Secretary of the Company during the Notice Period (as defined below), which notice must contain specified information concerning the nominees and concerning the stockholder proposing such nominations. However, if a stockholder wishes only to recommend a candidate for consideration by the nominating and corporate governance committee as a potential nominee for director, see the procedures discussed below in “Corporate Governance—Board Committees—Nominating and Corporate Governance Committee.”
The bylaws also provide that the only business that may be conducted at an annual meeting is business that is brought (1) pursuant to the notice of meeting (or any supplement thereto), (2) by or at the direction of the board of directors, or (3) by a stockholder who has timely delivered written notice which sets forth all information required by the bylaws to the Secretary of the Company during the Notice Period (as defined below).
The “Notice Period” is defined as the period commencing on the date 75 days prior to the one year anniversary of the date on which RPX first mailed its proxy materials to stockholders for the previous year’s annual meeting of stockholders and terminating on the date 45 days prior to the one year anniversary of the date on which RPX first mailed its proxy materials to stockholders for the previous year’s annual meeting of stockholders. As a result, the Notice Period for our 2016 annual meeting of stockholders will be from February 15, 2016 to March 16, 2016.
If a stockholder who has notified RPX of his or her intention to present a proposal at an annual meeting does not appear to present his or her proposal at such meeting, we need not present the proposal for vote at such meeting.
A copy of our bylaw provisions governing the notice requirements set forth above may be obtained by writing to the Secretary of the Company. A current copy of our bylaws is also available at our corporate website at www.rpxcorp.com. The inclusion of our website address in this proxy statement does not include or incorporate by reference the information on our website into this proxy statement. Such requests and all notices of proposals and director nominations by stockholders should be sent to RPX Corporation, One Market Plaza, Suite 800, San Francisco, California 94105, Attention: Secretary of the Company.
Important Notice Regarding the Availability of Proxy Materials
for the Annual Meeting to be Held on Tuesday, June 9, 2015
This proxy statement and our annual report are available on-line at http://ir.rpxcorp.com/annuals-proxies.cfm.

MATTERS TO BE CONSIDERED AT THE ANNUAL MEETING
PROPOSAL 1: ELECTION OF DIRECTORS
General
Our board of directors currently comprises eight directors divided into three classes with staggered three-year terms. There are currently two directors in Class I, three directors in Class II and three directors in Class III. The term of office of our Class I directors, Frank E. Dangeard and Randy Komisar, will expire at this year’s Annual Meeting. The term of office of our Class II directors, John A. Amster, Geoffrey T. Barker and Steven L. Fingerhood, will expire at the 2016 annual meeting of stockholders. The term of office of our Class III directors, Shelby W. Bonnie, Sanford R. Robertson and Thomas O. Ryder, will expire at the 2017 annual meeting of stockholders. There are no family relationships among any of our directors or executive officers. It is our policy to encourage nominees for director to attend the Annual Meeting. Izhar Armony resigned from the board of directors effective June 18, 2014, and Mr. Komisar has notified the board of directors that he will resign from the board of directors effective June 9, 2015, the date of the Company's 2015 Annual Meeting of Stockholders.

Nominee for Election as Class I Director at the Annual Meeting
This year’s nominee for election to the board as our Class I director to serve for a term of three years expiring at the 2018 annual meeting of stockholders, or until his successor has been duly elected and qualified or until his earlier death, resignation or removal, is provided below. The age of the director as of April 23, 2015 is set forth below. The nominee has agreed to serve as a director if elected, and we have no reason to believe that the nominee will be unable to serve if elected.

Name	Age	Positions and Offices Held with Company	Director Since
Frank E. Dangeard	57	Director	2014

The following is additional information about the nominee as of the date of this proxy statement, including his business experience, director positions held currently or at any time during the last five years, involvement in certain legal or administrative proceedings, if applicable, and the experiences, qualifications, attributes or skills that caused the nominating and corporate governance committee and our board of directors to determine that the nominee should serve as one of our directors.

Frank E. Dangeard, age 57, has been a director of the Company since April 2014. He has been the Managing Partner of Harcourt, an advisory and investment firm, since March 2008. Mr. Dangeard was Chairman and Chief Executive Officer of Thomson, a provider of digital video technologies, solutions and services, from September 2004 to February 2008. From September 2002 to September 2004, he was Deputy CEO of France Telecom, a global telecommunications operator. From 1997 to 2002, Mr. Dangeard was Deputy CEO of Thomson Multimedia and Thomson S.A. and was appointed Deputy Chairman of Thomson Multimedia in 1999. Prior to joining Thomson Multimedia and Thomson S.A., Mr. Dangeard was Managing Director of SG Warburg from 1988 to 1997. Mr. Dangeard also serves on the boards of directors of Atari S.A., Symantec Corporation, and Telenor Group, as well as a number of privately held companies. He graduated from the École des Hautes Études Commerciales, the Paris Institut d’Études Politiques and holds an L.L.M from Harvard Law School. Our board of directors determined that Mr. Dangeard should serve as a director based on his extensive experience as a senior executive and investor in the technology industry as well as his skills relating to financial statements and accounting matters.

Required Vote and Recommendation of the Board for Proposal 1
The affirmative vote of a plurality of the votes cast at the Annual Meeting is required for the election of our Class I director. The nominee receiving the most “FOR” votes among votes properly cast in person or by proxy will be elected to the board as Class I directors. You may vote “FOR” or “WITHHOLD” your vote on the nominee for election as director. Shares represented by signed proxy cards will be voted on Proposal 1 “FOR” the election of Mr. Dangeard to the board of directors at the Annual Meeting, unless otherwise marked on the card. A broker non-vote or a properly executed proxy marked “WITHHOLD” with respect to the election of the Class I director will not be voted with respect to the director, although it will be counted for purposes of determining whether there is a quorum.
OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR”
FRANK E. DANGEARD.

Continuing Directors Not Standing for Election
Certain information about those directors whose terms do not expire at the Annual Meeting is furnished below, including their business experience, director positions held currently or at any time during the last five years, involvement in certain legal or administrative proceedings, if applicable, and the experiences, qualifications, attributes or skills that caused the nominating and corporate governance committee and our board of directors to determine that each director should serve as one of our directors. The age of each director as of April 23, 2015 is set forth below.

Name	Age	Positions and Offices Held with Company	Director Since
John A. Amster	46	Chief Executive Officer; President; Director	2008
Geoffrey T. Barker	53	Executive Director; Director	2008
Shelby W. Bonnie	50	Director	2011
Steven L. Fingerhood	57	Director	2012
Sanford R. Robertson	83	Director	2011
Thomas O. Ryder	70	Director	2009

Class II Directors (Terms Expire in 2016)
John A. Amster, age 46, has served as our Chief Executive Officer since March 2010, our Co-Chief Executive Officer from our inception until March 2010, and a director since our inception. Prior to founding our company, Mr. Amster served as the General Manager of Strategic Acquisitions and Vice President of Licensing at Intellectual Ventures, a patent licensing firm, where he was responsible for strategic acquisitions of patent portfolios as well as developing the software and e-commerce licensing programs, from 2005 to 2008. From 2003 to 2004, Mr. Amster served as Managing Director and founded the M&A Advisory practice for Ocean Tomo, an intellectual property and brokerage firm. From 1998 to 2003, Mr. Amster served in various positions, most recently as Vice President and Secretary, at InterTrust Technologies, where he worked on intellectual property transactions, merger and acquisition activities and late-stage financing activities. Mr. Amster received a J.D. from Benjamin N. Cardozo School of Law and a B.A. from Middlebury College. Our board of directors determined that Mr. Amster should serve as a director based on his position as an officer of our company, his history as one of our founders and largest stockholders and his experience in the fields of intellectual property and law.
Geoffrey T. Barker, age 53 and a founder of our company, has served as our Executive Director since September 2012, our Chief Operating Officer from March 2010 until September 2012, our Co-Chief Executive Officer from our inception until March 2010 and a director since our inception. Prior to founding our company, Mr. Barker served as Vice President of Licensing at Intellectual Ventures, where he was responsible for the portfolio development and licensing strategy of its software patent portfolio from 2006 to 2008. From 2000 to 2006, Mr. Barker served as founder, Chairman and CEO of Vigilos, Inc., which provided a platform for controlling and managing the physical security systems of large enterprises. Prior to founding Vigilos, Mr. Barker was co-founder and co-CEO of The Cobalt Group from 1995 to 2000. Prior to that, Mr. Barker held positions in trading, research and investment banking with Kidder, Peabody & Company, Salomon Brothers Inc. and Piper Jaffray Incorporated. Mr. Barker has also served as a director of a number of privately held companies. Mr. Barker received an M.B.A. from Columbia University and a B.A. from Tufts University. Our board of directors determined that Mr. Barker should serve as a director based on his position as an officer of our company, his history as one of our founders and largest stockholders and his experience in the fields of technology, finance and intellectual property.

Steven L. Fingerhood, age 57, has been a director of our company since April 2012. Mr. Fingerhood is the managing partner of Technology Opportunity Partners, L.P., a private investment partnership, a position he has held since 2003. Previously, Mr. Fingerhood was the founder of Zero Gravity Technologies Corporation, a developer of document security solutions, and served as its chairman and Chief Executive Officer until its sale to InterTrust Technologies Corporation in 2001. Prior to that, Mr. Fingerhood founded and was Chief Executive Officer of Direct Language Communications, Inc., a provider of localization services to the technology industry. Mr. Fingerhood also served as the lead independent director of the board of directors of Harris Interactive Inc. until its acquisition by Nielsen Holdings N.V. in February 2014. Mr. Fingerhood received a J.D. from Harvard Law School and an A.B. from Harvard University. Our board of directors determined that Mr. Fingerhood should serve as a director because of his extensive experience as an entrepreneur, investor and senior executive in the technology and business services industries, as well as his skills relating to financial statement and accounting matters.

Class III Directors (Terms Expire in 2017)
Shelby W. Bonnie, age 50, has been a director of our company since January 2011. Mr. Bonnie is a Managing Director of Allen & Company, an investment firm, a position he has held since September of 2012. Previously, Mr. Bonnie was the CEO of Whiskey Media LLC, an online media company, a position he held from June 2007 until February 2012. Mr. Bonnie was a co-founder of CNET Networks, Inc. and was at CNET Networks, Inc. as both an executive and member of the board of directors from 1993 to 2006, including as Chief Executive Officer from March 2000 until October 2006. Prior to joining CNET Networks, Inc., Mr. Bonnie held positions at Tiger Management Corporation, a New York-based investment management firm, Lynx Capital, a private equity fund, and Morgan Stanley & Co. Inc. Mr. Bonnie served as a member of the board of directors of Warner Music Group Corp., a global record company, from November 2005 until July 2011. Mr. Bonnie received a B.S. from the University of Virginia and an M.B.A. from Harvard Business School. Our board of directors determined that Mr. Bonnie should serve as a director based on his extensive experience in the technology industry, as well as his skills relating to financial statement and accounting matters.
Sanford R. Robertson, age 83, has been a director of our company since May 2011. Mr. Robertson has been a partner of Francisco Partners, a technology buyout fund, since 1999. Prior to founding Francisco Partners,

Mr. Robertson was the founder and chairman of Robertson, Stephens & Co., a technology investment bank formed in 1978 and sold to BankBoston in 1998. Since the sale, Mr. Robertson has been a technology investor and advisor to several technology companies. Mr. Robertson was also the founder of Robertson, Colman, Siebel & Weisel, later renamed Montgomery Securities, another technology investment bank. Mr. Robertson also serves on the boards of directors of Pain Therapeutics, Inc. and salesforce.com, inc. He served on the board of directors of Dolby Laboratories, Inc. from 2003 to 2015. Mr. Robertson received a B.B.A. and an M.B.A. from the University of Michigan. Our board of directors determined that Mr. Robertson should serve as a director based on his extensive experience in investment banking, private equity and capital markets transactions in the technology industry, as well as his service on the boards of other publicly held companies.
Thomas O. Ryder, age 70, has been a director of our company since December 2009. Mr. Ryder has been a director of Starwood Hotels & Resorts Worldwide, Inc. since April 2001, Amazon.com, Inc. since November 2002 and Quad/Graphics, Inc. since July 2010, and was Chairman of the board of directors at Virgin Mobile USA, Inc. from October 2007 to November 2009. Mr. Ryder was Chairman of the Reader’s Digest Association, Inc. from April 1998 to December 2007 and was its Chief Executive Officer from April 1998 to December 2005. Mr. Ryder received a B.A. from Louisiana State University. Our board of directors determined that Mr. Ryder should serve as a director based on his experience as a senior executive of a large company, including experience with intellectual property, as well as his customer experience skills and skills relating to financial statement and accounting matters.

CORPORATE GOVERNANCE
Independent Directors
We believe our corporate governance initiatives comply with the rules and regulations of the SEC and with the rules of The Nasdaq Stock Market, or Nasdaq. Our board of directors evaluates our corporate governance principles and policies on an ongoing basis.
Each of our directors other than John A. Amster and Geoffrey T. Barker qualifies as an independent director in accordance with the published listing requirements of Nasdaq. The Nasdaq independence definition includes a series of objective tests, such as that the director is not also one of our employees and has not engaged in certain types of business dealings with the Company. In addition, as further required by the Nasdaq rules, our board of directors has made a subjective determination as to each independent director that no relationships exist which, in the opinion of our board of directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In making these determinations, our board of directors reviewed and discussed information provided by the directors and by RPX with regard to each director’s business and personal activities as they may relate to us and our management.

Board Committees
We have established an audit committee, a compensation committee and a nominating and corporate governance committee. We believe that the composition of these committees meets the criteria for independence under, and the functioning of these committees complies with the applicable requirements of, the Sarbanes-Oxley Act of 2002 and current SEC and Nasdaq rules and regulations. We intend to comply with future requirements as they become applicable to us.
Each committee of our board of directors has a written charter approved by our board of directors. Copies of each charter are available on the investor relations section of our website located at http://ir.rpxcorp.com. The inclusion of our website address in this proxy statement does not include or incorporate by reference the information on our website into this proxy statement.
Each committee has the composition and responsibilities described below.
The following table provides membership and meeting information for each of the committees of the board of directors during 2014:

Committee	Members	Number of Meetings in 2014
Audit Committee	Shelby W. Bonnie Frank E. Dangeard(1) Steven L. Fingerhood(2) Thomas O. Ryder(3)	8
Compensation Committee	Shelby W. Bonnie(2) Sanford R. Robertson Thomas O. Ryder	5
Nominating and Corporate Governance Committee	Izhar Armony(2)(4) Steven L. Fingerhood(5) Randy Komisar(2)	3

___________________

(1)	Appointed as a member of the audit committee on April 24, 2014.

(2)	Chairman of the committee.

(3)	Resigned as a member of the audit committee on April 24, 2014.

(4)	Resigned as a member of the board of directors on June 18, 2014.

(5)	Appointed as a member of the nominating and corporate governance committee on July 24, 2014.

The primary responsibilities of each committee are described below.
Audit Committee
At the beginning of 2014, Messrs. Bonnie, Fingerhood and Ryder served on the audit committee, and Mr. Fingerhood served as its chairman. Effective April 24, 2014, Messrs. Bonnie, Dangeard and Fingerhood serve on the audit committee, and Mr. Fingerhood continued to serve as its chairman. Our board of directors annually reviews the Nasdaq listing standards definition of independence for audit committee members and has determined that Messrs. Bonnie, Dangeard and Fingerhood are independent (as independence is currently defined in applicable Nasdaq listing standards for audit committees and Rule 10A-3 promulgated under the Exchange Act).
Our board of directors has determined that Mr. Bonnie is an audit committee financial expert, as defined by the rules promulgated by the SEC. The designation of Mr. Bonnie as an audit committee financial expert does not impose on him any duties, obligations or liability that are greater than those that are generally imposed on him as a member of our audit committee and our board of directors, and his designation as an audit committee financial expert pursuant to this SEC requirement does not affect the duties, obligations or liability of any other member of our audit committee or board of directors.
The audit committee assists our board of directors in fulfilling its legal and fiduciary obligations in matters involving our accounting, auditing, financial reporting, internal control and legal compliance functions by approving the services performed by our independent registered public accounting firm and reviewing their reports regarding our accounting practices and systems of internal accounting controls. The audit committee also oversees the audit efforts of our independent registered public accounting firm and takes actions as it deems necessary to satisfy itself that such firm is independent of management. The audit committee is also responsible for monitoring the integrity of our financial statements and our compliance with legal and regulatory requirements as they relate to financial statements or accounting matters.
Both our independent registered public accounting firm and internal financial personnel regularly meet with, and have unrestricted access to, the audit committee.
Compensation Committee
Messrs. Bonnie, Robertson and Ryder serve on the compensation committee, and Mr. Bonnie serves as its chairman. Our board of directors has determined that Messrs. Bonnie, Robertson and Ryder satisfy the independence requirements of the applicable Nasdaq listing standards and SEC rules and regulations for directors. Each of the members of the compensation committee is a non-employee director, as defined in Rule 16b-3 promulgated under the Exchange Act, and an outside director, as defined in Section 162(m) of the Internal Revenue Code of 1986, as amended.
The compensation committee assists our board of directors in meeting its responsibilities with regard to oversight and determination of executive compensation and assesses whether our compensation structure establishes appropriate incentives for officers and employees. The compensation committee reviews and makes recommendations to our board of directors with respect to our major compensation plans, policies and programs. In addition, the compensation committee reviews and approves the compensation for our executive officers, establishes and modifies the terms and conditions of employment of our executive officers and administers our equity incentive plans.
Nominating and Corporate Governance Committee
At the beginning of 2014, Messrs. Armony and Komisar served on the nominating and corporate governance committee, and Mr. Armony served as its chairman. Effective July 24, 2014, Messrs. Fingerhood and Komisar serve on the nominating and corporate governance committee, and Mr. Komisar serves as its chairman. Our board of directors has determined that Messrs. Fingerhood and Komisar satisfy the applicable Nasdaq listing standards and SEC rules and regulations for directors. Mr. Komisar has notified the board of directors that he will resign from the board of directors effective June 9, 2015.
The nominating and corporate governance committee is responsible for making recommendations to our board of directors regarding candidates for directorships and the size and composition of our board of directors. In addition, the nominating and corporate governance committee is responsible for overseeing our corporate governance guidelines and reporting and making recommendations to our board of directors concerning corporate governance matters.
The nominating and corporate governance committee is also responsible for reviewing with our board of directors from time to time the appropriate skills and guidelines required of directors in the context of the current make-up of the board.  These guidelines and skills of the board, as a whole, may include (i) various and relevant career experience, (ii) relevant skills, such as an understanding of the Company’s business, (iii) financial expertise, (iv) diversity and (v) local and community ties.  The minimum qualifications and skills that each director should possess include (i) the highest professional and personal ethics and values, (ii) broad experience at the policy-making level in business, government, education, technology or public interest, (iii) a commitment to enhancing stockholder value and (iv) sufficient time to carry out his or her duties and to provide insight and practical wisdom based on experience.  The nominating and corporate governance committee evaluates the foregoing factors, among others, and does not assign any particular weighting or priority to any of these factors.
The nominating and corporate governance committee also considers director candidates recommended by our stockholders.  To recommend a candidate for election to our board of directors, a stockholder must notify the nominating and corporate governance committee by writing to: RPX Corporation, One Market Plaza, Steuart Tower, Suite 800, San Francisco, CA 94105, Attention: Secretary of the Company.  Such stockholder’s notice shall set forth the following information:

•
To the extent reasonably available, information relating to such director candidate that would be required to be disclosed in a proxy statement pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended, in which such individual is a nominee for election to our board of directors;

•	The director candidate’s written consent to (A) if selected, be named in the Company’s proxy statement and proxy and (B) if elected, to serve on our board of directors; and

•	Any other information that such stockholder believes is relevant in considering the director candidate.
The nominating and corporate governance committee considers bona fide candidates from all relevant sources, including current board members, professional search firms, stockholders and other persons.  The committee evaluates director candidates in light of the board membership criteria described above, based on all relevant information and materials available to the committee.  This includes information and materials provided by stockholders recommending director candidates, professional search firms and other parties.

Compensation Committee Interlocks and Insider Participation
In 2014, Messrs. Bonnie, Robertson and Ryder served as members of the compensation committee. None of the members of our compensation committee is or has in the past served as an officer or employee of our company. None of our executive officers currently serves, or in the past year has served, as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving on our board of directors or compensation committee.

Board Meetings and Attendance
Our board of directors held seven meetings in 2014. Each incumbent member of the board attended 75% or more of the aggregate of (i) the total number of board meetings held during the period of such member’s service and (ii) the total number of meetings of committees on which such member served, during the period of such member’s service.
Director Attendance at Annual Meetings of Stockholders
Directors are encouraged, but not required, to attend our annual stockholder meetings. One member of our board of directors attended our 2014 annual meeting of stockholders.

Board Leadership
Mr. Ryder served as the lead independent director until February 4, 2015. Effective February 5, 2015, Mr. Bonnie serves as the lead independent director. Our board of directors does not have a chairman. The chief executive officer chairs all board meetings. The lead independent director acts as liaison between the independent directors and management, approves board meeting schedules and oversees the information distributed in advance of board meetings, is available to our in-house and outside corporate counsel to discuss and, as necessary, respond to stockholder communications to our board of directors, and calls meetings of the independent directors. We believe that having the lead independent director play a significant role in the leadership and administration of the board, yet having the chief executive officer chair board meetings, provides an efficient and effective division of responsibility and organizational structure for our Company. This arrangement enables the chief executive officer to focus his efforts on running the Company’s business while simultaneously directing the board’s attention to those matters most important to the business, while allowing the lead independent director to lead the board of directors in its fundamental role of providing advice to and independent oversight of management.

Risk Oversight
Our board of directors oversees the Company’s enterprise risk management activities, including reviewing policies and procedures to assess and manage exposure to enterprise risk. In performing this function, our board of directors consults with the Company’s management and our independent registered public accounting firm, as well as others. Each of our board committees also oversees the management of our Company’s risk that falls within the committee’s areas of responsibility. Specifically, financial risks are overseen by the audit committee; risks relating to compensation plans and arrangements are overseen by the compensation committee; risks associated with director independence and potential conflicts of interest are overseen by the nominating and corporate governance committee. Additional review or reporting on enterprise risks is conducted as needed or as requested by the full board of directors or the appropriate committee.

Code of Business Conduct
Our board of directors has adopted a code of business conduct that applies to each of our directors, officers and employees. The code addresses various topics, including:

•	compliance with applicable laws, rules and regulations;

•	conflicts of interest;

•	public disclosure of information;

•	insider trading;

•	corporate opportunities;

•	competition and fair dealing;

•	gifts;

•	discrimination, harassment and retaliation;

•	health and safety;

•	confidentiality;

•	protection and proper use of company assets;

•	payments to government personnel; and

•	reporting illegal and unethical behavior.
The code of business conduct is available on the investor relations section of our website at http://ir.rpxcorp.com. The inclusion of our website address in this proxy statement does not include or incorporate by reference the information on our website into this proxy statement.
Any waiver of the code of business conduct for an executive officer or director may be granted only by our board of directors or a committee thereof and must be timely disclosed as required by applicable law. We have also implemented whistleblower procedures that establish formal protocols for receiving and handling complaints from employees. Any concerns regarding accounting or auditing matters reported under these procedures will be communicated promptly to the audit committee.

Communications to the Board of Directors
Stockholders interested in communicating with the independent directors regarding their concerns or issues may address correspondence to a particular director, to the lead independent director or to the independent directors generally, in care of RPX Corporation, One Market Plaza, Suite 800, San Francisco, California 94105, Attention: Secretary of the Company. The Secretary of the Company has the authority to disregard any inappropriate communications or to take other appropriate actions with respect to any inappropriate communications. If deemed an appropriate communication, the Secretary of the Company will forward it, depending on the subject matter, to the lead independent director, chairman of a committee of the board of directors, the full board of directors or a particular director, as appropriate.

Director Compensation
Pursuant to our compensation program for non-employee directors, we do not compensate our non-employee directors for their service in cash, instead providing compensation in the form of initial and annual equity awards as described below. These equity awards currently consist of restricted stock units, with each unit representing the right to receive one share of our common stock. We also reimburse our non-employee directors for their reasonable out-of-pocket expenses incurred in attending board and committee meetings.
Each new non-employee director is granted an initial restricted stock unit with a target value of $175,000 upon such director’s election to our board of directors, which vests in equal annual installments over 3 years of service. In addition, non-employee directors (including a non-employee director who previously was our employee) who continue to serve on our board of directors receive annual restricted stock unit awards in connection with each annual meeting of stockholders, with a target value based on board and committee service as set forth in the table below. Each annual restricted stock unit award will vest in full on the earlier of the one-year anniversary of the date of grant or on the date of the following year’s annual meeting of stockholders, provided the director remains in continuous service through the applicable vesting date. The annual restricted stock unit award to a non-employee director who joined the board within 12 months prior to an annual meeting will be pro-rated, with the target value determined based on the number of whole months of board service provided during the prior 12-month period.

Board service	$150,000
plus (as applicable):
Audit Committee chair	$22,500
Other Audit Committee members	$10,000
Compensation Committee chair	$12,500
Other Compensation Committee members	$6,000
Nominating & Corporate Governance chair	$9,000
Other Nominating & Corporate Governance members	$5,000
Lead Independent Director	$20,000

Both the initial and annual restricted stock unit awards are granted under our 2011 Equity Incentive Plan and are subject to full vesting acceleration in the event we undergo a change in control while the director is serving on our board of directors.
As employees, Messrs. Amster and Barker do not receive any additional compensation for their service on the board of directors.

2014 Director Compensation Table
The following table sets forth all of the compensation awarded to, earned by, or paid to each person who served as a director during 2014, other than a director who is also a named executive officer.

Name	Fees earned or paid in cash ($)	Stock Awards (1)(2)($)	Total ($)
Izhar Armony(3)	$—	$—	$—
Geoffrey T. Barker(4)	50,000	—	50,000
Shelby W. Bonnie	—	184,975	184,975
Frank E. Dangeard	—	205,657	205,657
Steven L. Fingerhood	—	178,273	178,273
Randy Komisar	—	166,215	166,215
Sanford R. Robertson	—	167,283	167,283
Thomas O. Ryder	—	205,345	205,345
___________________

(1)
The amounts in this column represent the aggregate grant date fair value of restricted stock unit awards granted to the director in the applicable fiscal year computed in accordance with FASB ASC Topic 718. See Note 13 of the notes to our consolidated financial statements for the fiscal year ended December 31, 2014 in our annual report on Form 10-K for fiscal year 2014 filed on March 2, 2015, for a discussion of the assumptions made by our company in determining the grant date fair value of its equity awards.

(2)
Pursuant to our compensation program for our non-employee directors, in connection with our 2014 annual meeting of stockholders, each director received an award of restricted stock units in the following amounts: Mr. Armony (0), Mr. Bonnie (10,570), Mr. Dangeard (1,425), Mr. Fingerhood (10,187), Mr. Komisar (9,498), Mr. Robertson (9,559) and Mr. Ryder (11,734). Also pursuant to the program, Mr. Dangeard received an award of 8,272 restricted stock units on April 24, 2014, and an award of 2,451 restricted stock units on July 24, 2014. Each restricted stock unit represents a contingent right to receive one share of our common stock. As of December 31, 2014, the above listed directors held outstanding restricted stock units in the following amounts: Mr. Armony (0), Mr. Bonnie (10,570), Mr. Dangeard (12,148), Mr. Fingerhood (10,187), Mr. Komisar (9,498), Mr. Robertson (9,559) and Mr. Ryder (11,734). As of December 31, 2014, the above-listed directors also held outstanding options to purchase the following number of shares of our common stock: Mr. Armony (0), Mr. Barker (358,462), Mr. Bonnie (67,500), Mr. Fingerhood (60,625), Mr. Komisar (67,500), Mr. Robertson (67,500) and Mr. Ryder (7,500).

(3)	Mr. Armony resigned from our board of directors effective June 18, 2014.

(4)	Reflects amounts earned as salary as our employee. As an employee, Mr. Barker does not receive any additional compensation for his service on the board of directors.

PROPOSAL 2
RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The audit committee has selected PricewaterhouseCoopers LLP, an independent registered public accounting firm, as our independent auditors for the fiscal year ending December 31, 2015, and has further directed that management submit the selection of independent auditors for ratification by the stockholders at the Annual Meeting. PricewaterhouseCoopers LLP has audited our financial statements since the year ended December 31, 2008, which was the year of our incorporation. Representatives of PricewaterhouseCoopers LLP are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.
Neither our bylaws nor other governing documents or laws require stockholder ratification of the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm. However, the audit committee is submitting the selection of PricewaterhouseCoopers LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the audit committee will reconsider whether or not to retain PricewaterhouseCoopers LLP. Even if the selection is ratified, the audit committee of our board of directors in its discretion may direct the appointment of different independent auditors at any time during the year if it determines that such a change would be in the best interests of the Company and our stockholders.
You may vote “FOR” or “AGAINST” the ratification of the selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm, or you may abstain from voting on this matter. In order for Proposal 2 to pass, a majority of all those outstanding shares that are represented in person or by proxy and that are entitled to vote on Proposal 2 at the Annual Meeting must vote “FOR” the proposal. Abstentions and broker non-votes will be counted towards a quorum. Abstentions will be counted as though they had been voted “AGAINST” the proposal. Broker non-votes will not be counted “FOR” or “AGAINST” the proposal and will have no effect on the proposal. Because the ratification of the appointment of the independent registered public accounting firm is a matter on which a broker, trustee or nominee is generally empowered to vote, no broker non-votes are expected to exist in connection with this matter.

Independent Registered Public Accounting Firm’s Fees
The following table represents aggregate fees billed to the Company for the years ended December 31, 2014, and December 31, 2013, by PricewaterhouseCoopers LLP.

	Year Ended December 31,
	2014	2013
Audit fees(1)	$1,377,727	$1,242,679
Tax fees(2)	174,874	233,178
All other fees(3)	1,800	1,800
Total fees	$1,554,401	$1,477,657
___________________

(1)
The fees billed or incurred by PricewaterhouseCoopers LLP for professional services rendered in connection with the annual audit of our consolidated financial statements for the year ended December 31, 2014 and 2013 include the review of quarterly financial statements included in our quarterly reports on Form 10-Q and the review and consent issued for our registration statement on Form S-8.

(2)	Tax fees consist of fees billed for tax compliance, consultation and planning services.

(3)	For the year ended December 31, 2014 and 2013, other fees consisted of on-line subscription fees and other miscellaneous services. No other consulting services were provided.

All fees described above were pre-approved by the audit committee in accordance with the requirements of Regulation S-X under the Exchange Act.

Pre-Approval Policies and Procedures
The audit committee’s policy is to pre-approve all audit and permissible non-audit services rendered by PricewaterhouseCoopers LLP, our independent registered public accounting firm. The audit committee can pre-approve specified services in defined categories of audit services, audit-related services and tax services up to specified amounts, as part of the audit committee’s approval of the scope of the engagement of PricewaterhouseCoopers LLP or on an individual case-by-case basis before PricewaterhouseCoopers LLP is engaged to provide a service. The audit committee has determined that the rendering of tax-related services by PricewaterhouseCoopers LLP is compatible with maintaining the principal accountant’s independence for audit purposes. PricewaterhouseCoopers LLP has not been engaged to perform any non-audit services other than tax-related services.
OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS YOU VOTE “FOR” THE RATIFICATION OF THE SELECTION OF PRICEWATERHOUSECOOPERS LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2015.

REPORT OF THE AUDIT COMMITTEE
The material in this report is not “soliciting material,” is not deemed “filed” with the SEC, and is not to be incorporated by reference into any of our filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent the Company specifically incorporates it by reference into such filing.
The audit committee operates pursuant to a charter that is reviewed annually by the audit committee. Additionally, a brief description of the primary responsibilities of the audit committee is included in this proxy statement under the heading “Corporate Governance – Board Committees – Audit Committee.” Under the audit committee charter, our management is responsible for the preparation, presentation and integrity of our financial statements, the application of accounting and financial reporting principles and our internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The independent registered public accounting firm is responsible for auditing our financial statements and expressing an opinion as to their conformity with accounting principles generally accepted in the United States of America.
In the performance of its oversight function, the audit committee reviewed and discussed the audited financial statements of the Company with management and with the independent registered public accounting firm. The audit committee also discussed with the independent registered public accounting firm the matters required to be discussed by standards adopted by the Public Company Accounting Oversight Board (“PCAOB”), including the quality, not just the acceptability, of the accounting principles, the reasonableness of significant adjustments, and the clarity of the disclosures in the financial statements. In addition, the audit committee received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the audit committee concerning independence, and discussed with the independent registered public accounting firm their independence.
Based upon the review and discussions described in the preceding paragraph, our audit committee recommended to the board of directors that the audited financial statements of the Company be included in the Annual Report on Form 10-K for the year ended December 31, 2014 filed with the SEC.
Submitted by the Audit Committee of the Company’s Board of Directors:
Shelby W. Bonnie
Frank E. Dangeard
Steven L. Fingerhood

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table provides information concerning beneficial ownership of our common stock as of April 23, 2015, by:

•	each stockholder, or group of affiliated stockholders, known to us to beneficially own more than 5% of our outstanding common stock;

•	each of our named executive officers;

•	each of our current directors; and

•	all of our executive officers and directors as a group.
The table below is based upon information supplied by directors, executive officers and principal stockholders and Schedule 13Gs filed with the SEC through April 23, 2015.
The percentage ownership is based upon 54,257,325 shares of common stock outstanding as of April 23, 2015.
For purposes of the table below, we deem shares of common stock subject to options or warrants that are currently exercisable or exercisable within 60 days of April 23, 2015 and restricted stock units that vest within 60 days of April 23, 2015 to be outstanding and to be beneficially owned by the person holding the options, warrants or restricted stock units for the purpose of computing the percentage ownership of that person, but we do not treat them as outstanding for the purpose of computing the percentage ownership of any other person. Except as otherwise noted, the persons or entities in this table have sole voting and investing power with respect to all of the shares of common stock beneficially owned by them, subject to community property laws, where applicable. Unless otherwise indicated, the address for each beneficial owner is c/o RPX Corporation, One Market Plaza, Steuart Tower, Suite 800, San Francisco, California 94105.

Name of beneficial owner	Number of shares beneficially owned	Percentage of shares beneficially owned
5% Stockholders (other than our executive officers and directors)
BlackRock, Inc.(1)	5,433,237	10.01%
Cadian Capital Management, LP(2)	4,473,366	8.24%
Columbia Wanger Asset Management, LLC(3)	2,973,300	5.48%
Fiduciary Management, Inc.(4)	4,673,055	8.61%
The Vanguard Group(5)	2,829,292	5.21%

Directors and Named Executive Officers
John A. Amster(6)	1,661,560	3.04%
Geoffrey T. Barker(7)	369,876	*
Ned D. Segal(8)	—	*
Martin E. Roberts(9)	113,867	*
Steven S. Swank(10)	26,233	*
Mallun Yen(11)	533,310	*
Shelby W. Bonnie(12)	162,589	*
Frank E. Dangeard(13)	4,971	*
Steven L. Fingerhood(14)	99,735	*
Randy Komisar(15)	85,947	*
Sanford R. Robertson(16)	267,948	*
Thomas O. Ryder(17)	85,086	*
All directors and executive officers as a group (14 persons) (18)	3,670,762	6.73%

*	Represents beneficial ownership of less than one percent of our outstanding common stock.

(1)
Based upon a Schedule 13G/A filed with the SEC on April 10, 2015, BlackRock, Inc. is a parent holding company/control person who has sole voting power over 5,235,739 shares and sole dispositive power over 5,433,237 shares. Various persons have the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of, the shares; no one person’s interest in the shares is more than five percent of the total outstanding common shares. The subsidiaries holding the shares are BlackRock Advisors, LLC, BlackRock Asset Management Canada Limited, BlackRock Asset Management Ireland Limited, BlackRock Asset Management Schweiz AG, BlackRock Fund Advisors, BlackRock Institutional Trust Company, N.A., BlackRock International Limited, BlackRock Investment Management, LLC, and BlackRock Japan Co Ltd. BlackRock Institutional Trust Company, N.A. beneficially owns 5% or greater of the shares. The address of BlackRock, Inc. is 55 East 52nd Street, New York, New York 10055.

(2)
Based upon a Schedule 13G/A filed with the SEC on February 17, 2015, Cadian Capital Management, LP is an investment adviser who has shared voting and dispositive control over the shares with Eric Bannasch. The shares are owned by advisory clients of Cadian Capital Management, LP. None of the advisory clients individually owns more than 5% of the Common Stock. Cadian Capital Management, LP and Eric Bannasch disclaim beneficial ownership in the common stock except to the extent of their pecuniary interest therein. The address of Cadian Capital Management, LP and Eric Bannasch is 535 Madison Avenue, 36th Floor, New York, New York 10022.

(3)
Based upon a Schedule 13G/A filed with the SEC on February 11, 2015, Columbia Wanger Asset Management, LLC is an investment adviser who has sole voting power over 2,842,300 shares and sole dispositive power over 2,973,300 shares. Columbia Wanger Asset Management, LLC does not directly own any shares. As the investment adviser of various unregistered and registered investment companies and managed accounts, Columbia Wanger Asset Management, LLC may be deemed to beneficially own the shares; however, Columbia Wanger Asset Management,

LLC disclaims beneficial ownership of the shares. To the knowledge of Columbia Wanger Asset Management, LLC, no other persons besides those persons whose shares of common stock it reports beneficial ownership have the right to receive or the power to direct the receipt of dividends from or the proceeds from the sale of the shares. The address of Columbia Wanger Asset Management, LLC is 227 West Monroe Street, Suite 3000, Chicago, Illinois 60606.

(4)
Based upon a Schedule 13G filed with the SEC on February 10, 2015, Fiduciary Management, Inc. is an investment adviser who has sole voting and dispositive power over the shares. The shares are owned directly by various accounts managed by Fiduciary Management, Inc. Such accounts have the right to receive dividends from, and the proceeds from the sale of, the shares. The address of Fiduciary Management, Inc. is 100 East Wisconsin Avenue, Suite 2200, Milwaukee, Wisconsin 53202.

(5)
Based upon a Schedule 13G filed with the SEC on February 10, 2015, The Vanguard Group is an investment advisor who has sole voting power over 67,585 shares, sole dispositive power over 2,766,407 shares, and shared dispositive power over 62,885 shares. Vanguard Fiduciary Trust Company, a wholly-owned subsidiary of The Vanguard Group, Inc., is the beneficial owner of 62,885 shares as a result of its serving as investment manager of collective trust accounts. Vanguard Investments Australia, Ltd., a wholly-owned subsidiary of The Vanguard Group, Inc., is the beneficial owner of 4,700 shares as a result of its serving as investment manager of Australian investment offerings. The address of The Vanguard Group is 100 Vanguard Boulevard, Malvern, Pennsylvania 19355.

(6)
Includes 973,674 shares held by John Amster and Colleen Amster, Trustees of the John and Colleen Amster Living Trust dated March 2, 2000, 299,209 shares held by JCA, LLC, options to purchase 380,865 shares of common stock that may be exercised within 60 days of April 23, 2015 by Mr. Amster, and 7,812 shares of common stock that may vest within 60 days of April 23. 2015 from a restricted stock unit award granted to Mr. Amster. Voting and investment power over the shares beneficially owned by the John and Colleen Amster Living Trust dated March 2, 2000 is held by Mr. Amster and Colleen Quinn Amster, Mr. Amster’s wife. Voting and investment power over the shares beneficially owned by JCA, LLC is held by Mr. and Ms. Amster. Excludes options to purchase 156,827 shares of common stock that may not be exercised within 60 days of April 23, 2015, and 54,688 shares of common stock from a restricted stock unit award and 243,750 shares of common stock from performance-based restricted stock unit awards that will not vest within 60 days of April 23, 2015. Each restricted stock unit represents a contingent right to receive one share of our common stock.

(7)
Includes 3,284 shares held by Barker 2010 Children’s Trust FBO Alexander Payne Barker, 3,283 shares held by Barker 2010 Children’s Trust FBO Katherine Eryl Barker, and options to purchase 253,910 shares of common stock that may be exercised within 60 days of April 23, 2015 by Mr. Barker. Excludes options to purchase 104,552 shares of common stock that may not be exercised within 60 days of April 23, 2015.

(8)	Mr. Segal terminated his employment with the Company on January 16, 2015.

(9)
Includes options to purchase 31,525 shares of common stock that may be exercised within 60 days of April 23, 2015 by Mr. Roberts, and 17,968 shares of common stock that may vest within 60 days of April 23, 2015 from restricted stock unit awards granted to Mr. Roberts. Excludes options to purchase 4,167 shares of common stock that may not be exercised within 60 days of April 23, 2015, and 72,657 shares of common stock that will not vest within 60 days of April 23, 2015 from restricted stock unit awards. Each restricted stock unit represents a contingent right to receive one share of our common stock.

(10)
Includes options to purchase 16,666 shares of common stock that may be exercised within 60 days of April 23, 2015 by Mr. Swank, and 8,592 shares of common stock that may vest within 60 days of April 23, 2015 from restricted stock unit awards granted to Mr. Swank. Excludes options to purchase 3,334 shares of common stock that may not be exercised within 60 days of April 23, 2015, and 80,783 shares of common stock that will not vest within 60 days of April 23, 2015 from restricted stock unit awards. Each restricted stock unit represents a contingent right to receive one share of our common stock.

(11)
Includes options to purchase 493,851 shares of common stock that may be exercised within 60 days from April 23, 2015 by Ms. Yen, and 7,812 shares of common stock that may vest within 60 days of April 23, 2015 from restricted stock unit awards granted to Ms. Yen. Excludes options to purchase 45,834 shares of common stock that may not be exercised within 60 days of April 23, 2015, and 98,438 shares of common stock from restricted stock unit awards and 50,000 shares of common stock from a performance-based restricted stock unit award that will not vest within 60 days of April 23, 2015. Each restricted stock unit represents a contingent right to receive one share of our common stock.

(12)
Includes 35,236 shares of common stock held by MHV Partners LLC. Voting and investment power over the shares beneficially owned by MHV Partners LLC is held by Mr. Bonnie. Includes 1,700 shares held by Merlin Investments LLC. Mr. Bonnie disclaims beneficial ownership of these securities except to the extent of his pecuniary interest therein. Includes 500 shares held by Mason Bonnie Descendants Trust I, 200 shares held by Mason Bonnie Descendants Trust II, 500 shares held by Virginia Ayer Bonnie Descendants Trust I, 200 shares held by Virginia Ayer Bonnie Descendants Trust II, 500 shares held by Henry Bonnie Descendants Trust I, 200 shares held by Henry Bonnie Descendants Trust II, 200 shares held by GST Exempt Descendants Trust II FBO Mason Bonnie, 200 shares held by GST Exempt Descendants Trust II FBO Virginia Bonnie, and 200 shares held by GST Exempt Descendants Trust II FBO Henry Bonnie. Includes 1,700 shares held by Cornelia Bonnie Revocable Trust, of which Mr. Bonnie is a beneficiary, 1,700 shares held by Edward Bonnie Revocable Trust, of which Mr. Bonnie is a beneficiary, 5,500 shares held by Shelby Bonnie Trust DTD 12/20/1968, of which Mr. Bonnie is a beneficiary, 4,600 shares held by Shelby Bonnie Trust DTD 3/27/1959, of which Mr. Bonnie is a beneficiary, 6,100 shares held by Shelby Bonnie Trust DTD 10/20/1964, of which Mr. Bonnie is a beneficiary, 11,300 shares held by Cornelia Bonnie Trust DTD 11/10/1970, of which Mr. Bonnie is a beneficiary, and 2,400 shares held by Edward Bonnie Trust DTD 8/15/1966, of which Mr. Bonnie is a co-trustee and beneficiary. Includes options to purchase 67,500 shares of common stock that may be exercised within 60 days of April 23, 2015 by Mr. Bonnie, and 10,570 shares of common stock that may vest within 60 days of April 23, 2015 from a restricted stock unit award granted to Mr. Bonnie. Each restricted stock unit represents a contingent right to receive one share of our common stock.

(13)
Includes 4,971 shares of common stock that may vest within 60 days of April 23, 2015 from restricted stock unit awards granted to Mr. Dangeard. Excludes 7,177 shares of common stock that will not vest within 60 days of April 23, 2015 from restricted stock unit awards granted to Mr. Dangeard. Each restricted stock unit represents a contingent right to receive one share of our common stock.

(14)
Includes options to purchase 60,625 shares of common stock that may be exercised within 60 days of April 23, 2015 by Mr. Fingerhood, and 10,187 shares of common stock that may vest within 60 days of April 23, 2015 from a restricted stock unit award granted to Mr. Fingerhood. Each restricted stock unit represents a contingent right to receive one share of our common stock.

(15)
Includes of 8,949 shares held by Randy Komisar and Debra Dunn, Trustees of the Komisar Dunn Family Trust, UAD 10/20/1990, options to purchase 67,500 shares of common stock that may be exercised within 60 days of April 23, 2015 by Mr. Komisar, and 9,498 shares of common stock that may vest within 60 days of April 23, 2015 from a restricted stock unit award granted to Mr. Komisar. Each restricted stock unit represents a contingent right to receive one share of our common stock.

(16)
Includes options to purchase 67,500 shares of common stock that may be exercised within 60 days of April 23, 2015 by Mr. Robertson, and 9,559 shares of common stock that may vest within 60 days of April 23, 2015 from a restricted stock unit award granted to Mr. Robertson. Each restricted stock unit represents a contingent right to receive one share of our common stock.

(17)
Includes options to purchase 7,500 shares of common stock that may be exercised within 60 days of April 23, 2015 by Mr. Ryder, and 11,734 shares of common stock that may vest within 60 days of April 23, 2015 from a restricted stock unit award granted to Mr. Ryder.  Each restricted stock unit represents a contingent right to receive one share of our common stock.

(18)
Includes options to purchase 1,447,442 shares of common stock that may be exercised within 60 days of April 23, 2015, and 98,703 shares of common stock that may vest within 60 days of April 23, 2015 from restricted stock unit awards or performance-based restricted stock unit awards beneficially owned by our directors and named executive officers as reflected in footnotes 6 through 17 and (ii) 17,357 shares of common stock, options to purchase 217,442 shares of common stock that may be exercised within 60 days of April 23, 2015 and 24,841 shares of common stock that may vest within 60 days of April 23, 2015 from restricted stock unit awards or performance-based restricted stock unit awards beneficially owned by our executive officers who are not named executive officers. Excludes options to purchase 323,048 shares of common stock that may not be exercised within 60 days of April 23, 2015, and 823,277 shares of common stock that may not vest within 60 days of April 23, 2015 from restricted stock unit awards or performance-based restricted stock unit awards. Each restricted stock unit represents a contingent right to receive one share of our common stock.

Equity Compensation Plan Information
The following table provides certain information regarding our equity compensation plans in effect as of December 31, 2014:

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a)	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights (b)	Number of Securities Remaining Available for Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (c)
Equity compensation plans approved by security holders	5,723,670(1)	$10.38(2)	2,685,154
Equity compensation plans not approved by security holders	n/a	n/a	n/a
Total	5,723,670(1)	$10.38(2)	2,685,154
___________________

(1)	Includes 3,263,854 shares issuable upon exercise of outstanding options and 2,459,816 shares issuable upon vesting of outstanding restricted stock units.

(2)	Does not take into account outstanding restricted stock units as these awards have no exercise price.

Section 16(a) Beneficial Ownership Reporting Compliance
Section 16(a) of the Exchange Act requires our directors, executive officers, and certain holders of more than 10% of our common stock to file reports regarding their ownership and changes in ownership of our securities with the SEC and to furnish us with copies of all Section 16(a) reports that they file.
Based solely upon a review of Forms 3 and 4 and amendments thereto furnished to us and written representations provided to us by all of our directors and executive officers and certain of our greater than 10% stockholders, we believe that during the year ended December 31, 2014, our directors, executive officers, and greater than 10% stockholders complied with all applicable Section 16(a) filing requirements with the exception of the following: Mr. Scola failed to file timely one Form 4 following the sale of 2,951 shares on February 24, 2014.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS
Policies and Procedures for Related Person Transactions
In approving or disapproving any proposed related person transactions, arrangements or relationships, the audit committee will consider all material information, including the identity of the related person and his/her relationship to our company; designation of the proposed transaction as a single, one-time transaction, a proposed series of transactions or an ongoing business relationship; the proposed aggregate value of such transaction or transactions if known, or a good faith estimate; any alternatives considered, including any evidence supporting the arm’s length valuation of the transaction; and the disclosure implications of the proposed transactions. To identify related-person transactions in advance, we rely on information supplied by our executive officers and directors. We did not enter any related-person transactions during 2014.

EXECUTIVE OFFICERS
Set forth below is the name, age, and position of each of our executive officers as of April 23, 2015 and certain biographical information for each executive officer.

Name	Age	Position
John A. Amster	46	Chief Executive Officer; President; Director
Geoffrey T. Barker	53	Executive Director; Director
Robert H. Heath	55	Chief Financial Officer; Senior Vice President, Finance; Treasurer
Mallun Yen	44	Executive Vice President
Martin E. Roberts	54	Senior Vice President; General Counsel; Secretary
Paul E. Scola	45	Senior Vice President
Steven S. Swank	45	Senior Vice President, Head of Client Development and Relations

John A. Amster’s biographical information may be found in this proxy statement under the heading “Continuing Directors Not Standing for Election” and subheading “Class II Directors (Terms Expire in 2016).”
Geoffrey T. Barker’s biographical information may be found in this proxy statement under the heading “Continuing Directors Not Standing for Election” and subheading “Class II Directors (Terms Expire in 2016).”
Robert H. Heath, age 55, has served as our Chief Financial Officer, Senior Vice President, Finance and Treasurer since January 2015, as our Senior Vice President, Corporate Development since February 2013, and as our Vice President, Corporate Development since March 2011. Prior to joining RPX, Mr. Heath served as Head of Strategy and Acquisitions for Technicolor, a leading supplier of technology and services to media companies, and as Chief Operating Officer and Chief Financial Officer at iBahn, an Internet service provider to the hospitality industry. Earlier in his career, Mr. Heath worked as an investment banker, focusing on technology and growth companies at Kidder Peabody, SG Warburg and Robertson Stephens. Mr. Heath received his A.B. from Harvard University and his M.B.A. from the University of Chicago Booth School of Business.

Mallun Yen, age 44, has served as our Executive Vice President since November 2010. Prior to joining RPX, Ms. Yen served as Vice President of Worldwide Intellectual Property and Deputy General Counsel from 2002 to 2010 at Cisco Systems, Inc. where she was responsible for developing and implementing the company’s strategy to protect, enhance, defend and capture the value of its intellectual property. Ms. Yen received her B.S. from California Polytechnic State University, San Luis Obispo and her J.D. from UC Berkeley School of Law, Boalt Hall.
Martin E. Roberts, age 54, has served as our Senior Vice President, General Counsel and Secretary since February 2013, and our Vice President, General Counsel and Secretary from October 2010 to February 2013. From July 2007 until October 2010, Mr. Roberts was the Vice President, General Counsel & Secretary of Linden Research, Inc. From January 2006 to July 2007, Mr. Roberts served as Deputy General Counsel of eBay Inc., and from March 2004 to January 2006, he served as Vice President, General Counsel and Secretary of Shopping.com Ltd. Mr. Roberts holds a B.A. from the University of Virginia and a J.D. from the University of Alabama School of Law.

Paul E. Scola, age 45, has served as our Senior Vice President since February 2013, and our Vice President, Corporate Development from October 2010 to February 2013. From August 2008 to September 2010, Mr. Scola served as Vice President, Account Management of Support.com, and from November 2006 until August 2008, he served as its Senior Director, Business Development. At Support.com, Mr. Scola was responsible for consumer services revenue and strategy. Mr. Scola has a B.A. from Middlebury College.
Steven S. Swank, age 45, has served as our Senior Vice President, Head of Client Development and Relations since February 2013, as our Vice President, Head of Client Development and Relations from February 2012 to February 2013, and as our Vice President, Client Relations from July 2010 to February 2012. From May 2006 until June 2010, Mr. Swank served as Vice President of National Account Sales at Comdata Corporation, where he was responsible for maintaining client relationships and developing new business opportunities. Mr. Swank received his B.A. from Bucknell University and his M.B.A. from the University of Chicago Booth School of Business, Singapore.

Election of Officers
Our executive officers are currently elected by our board of directors and serve until their successors are duly elected and qualified, or until their earlier resignation or removal. There are no family relationships among any of our directors or executive officers.

EXECUTIVE COMPENSATION
Compensation Discussion and Analysis
This compensation discussion and analysis reviews and discusses our compensation programs and policies for our executive officers who are required to be named in the 2014 Summary Compensation Table under the rules of the SEC. For 2014, these “named executive officers” are John A. Amster, Chief Executive Officer, Ned D. Segal, Chief Financial Officer (whose employment with us terminated on January 16, 2015), Martin E. Roberts, Senior Vice President, Steven S. Swank, Senior Vice President, and Mallun Yen, Executive Vice President. This compensation discussion and analysis should be read together with the compensation tables and related disclosures set forth below.

General Overview and Objectives of our Executive Compensation Programs
We help companies reduce patent-related risk and expense by facilitating a more efficient exchange of value in the patent market. We recognize that the success of our company depends to a great degree on our ability to attract and retain talented employees who have relevant skills and experience to help us manage and expand our business. As such, the principal objectives of our executive compensation programs are the following:

•	to attract and retain talented and experienced executives whose knowledge, skills and performance ensure our continued success;

•	to provide incentive to our executives to manage our business to meet our short-term and long-term business objectives;

•	to ensure that our total compensation is fair, reasonable and competitive; and

•	to promote teamwork while also recognizing the role each executive officer plays in our success.
Each of the primary elements of our executive compensation program is discussed in more detail below. While we have identified particular compensation objectives that each element of executive compensation serves, our executive compensation programs are designed to be flexible and complementary, and to collectively serve all of the executive compensation objectives described above. Accordingly, whether or not specifically mentioned below, we believe that, as a part of our overall executive compensation policy, each individual element, to a greater or lesser extent, serves each of our objectives.
Role of Our Compensation Committee, Management and Compensation Consultant
Since our initial public offering in 2011, our compensation committee has administered our executive compensation programs and determined the compensation of our executive officers. For more information about our compensation committee, see “Corporate Governance—Board Committees—Compensation Committee.” The compensation committee has primary responsibility for reviewing and approving the compensation that may become payable to our executive officers, and provides strategic direction to management to enable management to implement the compensation committee’s decisions. The compensation committee made all the decisions regarding the 2014 compensation of our named executive officers.

Our chief executive officer, as the manager of our executive team, makes recommendations to the compensation committee about the compensation of each of our executive officers other than him. While our compensation committee considers his recommendations, it need not adopt them and may adjust them as it determines appropriate.

Compensia, Inc. (“Compensia”) serves as our compensation committee’s independent compensation consultant. Compensia provides the compensation committee with advice and resources to help develop and execute our overall compensation strategy. Compensia reports directly to the compensation committee, and the compensation committee has the sole power to terminate or replace Compensia at any time. As part of its engagement, the compensation committee has directed Compensia to work with members of management to obtain information necessary for Compensia to form recommendations and evaluate management’s recommendations. When requested by the committee, Compensia attends meetings of the compensation committee and provides information and responds to questions from committee members. As part of its engagement in 2014, Compensia reviewed compensation levels at the peer group companies described below, assessed compensation for the Company’s chief executive officer, advised on the design of the Company’s performance-based restricted stock units, and evaluated performance-based retention strategies. Compensia does not provide any other services to the Company.

Elements of Compensation
The compensation of our named executive officers consists of the following elements, each of which is designed to fulfill one or more of the principles and objectives described above:

•	base salary;

•	performance-based bonuses;

•	equity incentives;

•	change in control benefits;

•	broad-based employee benefits; and

•	perquisites.
In setting compensation levels for individual named executive officers, the members of our compensation committee apply their judgment in determining the amount and mix of compensation elements for each named executive officer and the appropriate level of each element. The appropriate use and weight of each of these components has generally not been dictated by any particular formula. We view each component of executive compensation as related but distinct, and we also review total compensation of our named executive officers to ensure that our overall compensation objectives are met. The specific mix of components has been within the discretion and business judgment of our compensation committee. These components of our compensation programs together provide compensation packages that our board of directors believes have enabled us to successfully retain and motivate our named executive officers.
Compensation Determination Process
Our compensation committee generally reviews and modifies the compensation of our named executive officers annually at the end of each fiscal year in connection with a review of each officer’s performance. Our compensation committee also acts at other times based on the recommendations of our chief executive officer and as the compensation committee determines appropriate, such as in connection with a promotion or as necessary to retain an officer.

In April 2012, at the request of the compensation committee, Compensia prepared an analysis of the compensation of our chief executive officer relative to the compensation paid by a peer group of companies consisting of financial services, technology and patent licensing companies with revenue less than $350 million at the time of such review. The peer group included the following companies:
Cohen & Steers, Inc.
Cowen Group, Inc.
Financial Engines, Inc.
Greenhill & Co., Inc.
Hercules Technology Growth Capital Inc.
HFF, Inc.
MarketAxess Holdings, Inc.
Virtus Investment Partners Inc.
Aspen Technology, Inc.
Dice Holdings, Inc.
Ebix Inc.
Epiq Systems, Inc.
RealPage, Inc.
SolarWinds, Inc.
Acacia Research Corporation
CEVA, Inc.
DTS, Inc.
InterDigital, Inc.
Rambus Inc.
RealD Inc.
Tessera Technologies, Inc.

In the case of our other named executive officers, the compensation committee considers data from the Radford High-Tech Executive Compensation Survey, as the publicly available information for the peer companies does not include sufficient data with respect all of their specific positions.

We believe that this comparative data is valuable in that it provides insight into ranges and components of compensation at similarly-situated companies and helps to confirm both the competitiveness and reasonableness of our compensation decisions. Accordingly, the compensation committee used the peer group and Radford data as one of a number of factors it considered when making 2014 compensation decisions. In general, the compensation committee did not set the compensation of our named executive officers at any particular benchmark, and considerations related to our company and individual named executive officers were prioritized in making compensation decisions. However, in the case of our chief executive officer’s 2014 cash and equity compensation, the compensation committee generally targeted the 60th percentile compared to the peer company CEO data, which reflected the compensation committee’s subjective assessment of what was necessary to retain Mr. Amster.

Advisory Vote on Executive Compensation

At our 2012 annual meeting of stockholders, 98% of the voting power of shares voted were cast in favor of the advisory vote on executive compensation. The compensation committee viewed the results of this vote as broad stockholder support for our executive compensation program and did not implement any changes to our executive compensation programs as a result of the vote.

Base Salary
We provide base salary to our named executive officers and other employees to compensate them for services rendered on a day-to-day basis during the fiscal year and to provide sufficient fixed cash compensation to allow the officers to focus on their ongoing responsibilities to our company. In general, base salaries for our named executive officers are initially established through arm’s-length negotiation at the time the executive is hired or promoted, taking into account such executive’s qualifications, experience and prior salary. Adjustments to base salaries are discretionary and are based on such factors as the scope of a named executive officer’s responsibilities, individual contribution, prior experience and sustained performance. Decisions regarding salary increases may also take into account the named executive officer’s current salary, equity ownership and the amounts paid to a named executive officer’s peers inside our company by conducting an internal analysis, which compares the pay of each named executive officer to other members of the management team and the market compensation data. Base salaries are also reviewed and adjusted when necessary to reflect changes in individual roles and responsibilities as well as our compensation committee’s subjective assessment of market conditions.

In connection with its annual review of our named executive officer’s compensation, the compensation committee approved the increases in our named executive officer’s base salaries set forth below. Mr. Amster’s salary was increased to the 60th percentile of the peer company CEO salaries. Ms. Yen’s salary increase was based on a recommendation from our chief executive officer and was primarily intended to address internal pay equity among our executive officers. No change was made in the salaries of Mr. Roberts, Mr. Segal or Mr. Swank due to our compensation committee’s and CEO’s assessment that their existing salaries were adequate.

•	Mr. Amster $500,000 to $600,000 per year;

•	Ms. Yen $315,000 to $350,000 per year.
The actual base salaries paid to all of our named executive officers during fiscal year 2014 are set forth in the “2014 Summary Compensation Table.”

Performance-Based Bonuses
Cash performance bonuses are used to reward our named executive officers for the achievement of individual and company performance goals that we believe will in turn further our long-term business objectives. Cash bonuses are discretionary; however, we accrue a total bonus pool for all participants in our bonus plan based on corporate objectives. Our compensation committee determines the actual size of the bonus pool at the end of the year using the pool performance target as a guideline, but not a requirement. The compensation committee also determines individual performance bonuses for our named executive officers based on a subjective review of individual and company performance, and, in the case of officers other than our chief executive officer, based on the recommendations of our chief executive officer. In determining individual bonus amounts, our compensation committee referred to each officer’s target bonus, which is expressed as a percentage of the officer’s base salary. For 2014, our named executive officers’ target bonuses were 100% for Mr. Amster, 65% for Mr. Segal, 55% for Mr. Roberts, 60% for Mr. Swank, and 65% for Ms. Yen.

In February 2014, our compensation committee determined that we should accrue a 2014 bonus pool based on the level of our 2014 adjusted non-GAAP operating income, with a minimum and maximum amount to be accrued based on our performance. For the purpose of calculating the bonus pool, we define non-GAAP operating income to exclude the amortization of acquired intangibles. We believe that adjusted non-GAAP operating income target is an appropriate measure of our company’s performance, as it is a key valuation measure considered by our stockholder and analyst community.

The compensation committee set the Company’s target adjusted non-GAAP operating income for fiscal year 2014 at $78.6 million and set the following accrual guidelines tied to the Company’s performance:

2014 Adjusted Non-GAAP Operating Income (1)	$66.8 million or less ($11.8 million below target)	$78.6 million (100% of target)	$102.6 million or more ($24 million above target)
Accrual (2)	28% of total company-wide salaries	39% of total company-wide salaries	50% of total company-wide salaries

(1) In the case of results in between the above guidelines, the full year bonus accrual would be determined by linear interpolation between the relevant specified accrual amounts.
(2) The guidelines include an additional two percent pool at each level of performance in order to allow the compensation committee additional flexibility to reward outstanding performance.

Our company’s actual adjusted non-GAAP operating income for fiscal year 2014 was $74.2 million, which was below the target by $4.4 million. In accordance with the guideline above, our compensation committee determined that the actual bonus pool should be $6.3 million, or 30% of total company-wide annual salaries for the year.

After determining the size of the bonus pool, our compensation committee approved 2014 bonuses for our named executive officers other than Mr. Segal who was not eligible for a bonus due to his resignation. Although non-GAAP operating income was below target, the compensation committee considered the fact that our client network grew from 168 to 204 and that the Company’s revenues increased by 9% over the prior year. Our compensation committee also considered the fact that our typical sales cycle is long and unpredictable and the committee’s belief that the named executive officers did an exceptional job continuing to develop and expand the client pipeline. In the case of our named executive officers, other than Mr. Amster, the compensation committee also considered the recommendations of Mr. Amster based on his subjective review of each named executive officer’s performance. These reviews and bonus payouts for each named executive officer were based on the following considerations:

•	Mr. Amster’s bonus was $525,000 (88% of his base salary) and reflected his continuing leadership of the Company and the growth in the number of clients and in the insurance business during 2014.

•	Mr. Roberts’s bonus was $210,000 (58% of base salary) and reflected his role in corporate governance as well as his leadership of the legal and human resources teams.

•	Mr. Swank’s bonus was $150,000 (53% of base salary) and reflected the number of new and renewing clients and his continuing leadership of the client development and client relations teams.

•	Ms. Yen’s bonus was $235,000 (67% of base salary) and reflected her leadership of the corporate development team and participation in many of the Company’s growth initiatives.
The cash bonuses paid to our named executive officers are set forth in the “Bonus” column of the “2014 Summary Compensation Table.”

Long-Term Equity Incentives
We believe that strong long-term corporate performance may be achieved by using equity-based awards to encourage long-term performance by our named executive officers. Our compensation committee grants equity awards to our named executive officers and other employees to enable them to participate in the long-term appreciation of our stockholder value. We believe that equity grants align the interests of our named executive officers with our stockholders, provide them with incentives linked to long-term performance, and create an ownership culture. We believe that equity should be designed to serve as an effective recruitment and retention tool while also motivating our executive officers to work toward corporate objectives that provide a meaningful return to our stockholders.

The initial equity award held by Mr. Amster consisted of restricted stock that he purchased at the time the Company was founded, and was subject to our repurchase rights that lapsed (which is what we mean by “vesting” with respect to these awards) over four years of service from August 2008 and became fully vested in August 2012. Equity-based awards to our other named executive officers have generally been granted in the form of options to purchase shares of our common stock and, following our initial public offering, restricted stock units (or “RSUs”). Typically, each named executive officer receives a grant of RSUs and/or a stock option upon joining our company. The initial awards of stock options generally vest over four years of service, with 25% vesting after one year of service and the remainder vesting in equal monthly installments over the next three years. The initial awards of RSUs generally vest over four years, with 25% vesting after one year of service and the remainder vesting in equal quarterly installments over the next three years.

The size and material terms of the equity awards granted to our named executive officers are determined in the subjective discretion of our compensation committee and reflect (among other factors) individual negotiations at the time an officer is hired, the cash compensation of the officer, the officer’s performance and responsibility, internal pay equity, retention concerns, and the comparative market compensation data.

As a part of the annual performance and compensation review process, based on an evaluation of each employee’s performance for the year, the compensation committee considers additional grants to employees after the first year of employment. For 2014, these grants were in the form of RSUs for all employees including our named executive officers and generally vest over four years of service. The compensation committee believes that RSUs align the interests of the named executive officers with the interests of the stockholders because the value of these awards appreciates if the trading price of our common stock appreciates, and these awards also have retention value even during periods in which our trading price does not appreciate, which supports continuity in the management team.

Consistent with this approach, our compensation committee granted the following RSUs to our named executive officers in connection with the annual review of their compensation and performance. The size of Mr. Amster’s award was set at the 60th percentile of the peer company CEO awards. In light of Mr. Amster’s leadership role and to better align his compensation with growth in the equity value of the Company, the compensation committee conditioned vesting of Mr. Amster’s award to increase in our stock price over four years. Other than the award to Mr. Amster, the size of the RSU awards were determined in the subjective discretion of our compensation committee and reflect recommendations from Mr. Amster based on his subjective review of each named executive officer’s performance. Ms. Yen’s award was larger than those made to the other executive officers due to the fact that she had not received any equity awards from the Company since her employment began in 2010 and that her existing equity awards were significantly vested. However, due to the size of Ms. Yen’s award, 50,000 of the RSUs were subject to the same performance-based vesting conditions as Mr. Amster’s award.

•	Mr. Amster – 150,000 RSUs

•	Mr. Segal – 55,000 RSUs

•	Mr. Roberts – 50,000 RSUs

•	Mr. Swank – 25,000 RSUs

•	Ms. Yen – 125,000 RSUs
The equity awards granted to our named executive officers in 2014 are reflected in the “2014 Grants of Plan-Based Awards” table below.

We do not have, nor do we plan to establish, any program, plan or practice to time stock option grants in coordination with releasing material non-public information, nor do we have any established grant schedule. In addition, to date, we have not adopted stock ownership guidelines for our named executive officers.

Change in Control Benefits and Severance

The equity awards granted to Messrs. Amster and Segal and Ms. Yen in 2014 include a “double trigger” acceleration benefit if the officer is terminated without cause or resigns for certain reasons within 12 months after a change in control of our company. The terms of these arrangements are described below in “2014 Potential Payments Upon Termination or Change in Control.” Our compensation committee believes that it is necessary to offer senior members of our executive team the level of protection provided under these agreements to ensure that they remain focused on executing our company’s strategic plans, including in the event our company is to be acquired.

None of our named executive officers have any contractual severance benefits.
Employee Benefits
We provide the following benefits to our named executive officers, generally on the same basis as provided to all of our employees:

•	health, dental and vision insurance;

•	life insurance and accidental death and dismemberment insurance;

•	a 401(k) plan with an up to $5,000 match of employee contributions;

•	an employee assistance plan;

•	short- and long-term disability insurance;

•	medical and dependent care flexible spending account; and

•	a health savings account.

We believe these benefits are consistent with those of companies with which we compete for employees.
Perquisites
Given our location in downtown San Francisco, we pay the monthly parking fee incurred by certain of our officers and employees, including the $495 monthly fee for Mr. Amster. We generally do not provide any additional perquisites to our named executive officers.

Tax Considerations
Generally, Section 162(m) of the Internal Revenue Code disallows a deduction to any publicly held corporation for individual compensation exceeding $1 million in any taxable year payable to its Chief Executive Officer and certain other officers. However, compensation in excess of $1 million may be deducted if, among other things, it qualifies as “performance-based compensation” within the meaning of Section 162(m). While our compensation committee is mindful of the benefits of deducting compensation, in order to maintain flexibility in compensating executive officers in a manner consistent with our philosophy and business goals, it has not adopted a formal policy regarding tax deductibility of compensation paid to our named executive officers.

Section 280G of the Internal Revenue Code disallows a tax deduction with respect to excess parachute payments to certain executives and significant stockholders of companies that undergo a change in control. In addition, Section 4999 of the Internal Revenue Code imposes a 20% excise tax on the individual with respect to the excess parachute payment. Section 409A of the Internal Revenue Code also imposes significant additional taxes should an executive officer, director or other service provider receive “deferred compensation” that does not meet the requirements of Section 409A of the Internal Revenue Code. We have not provided any named executive officer with a gross-up or other reimbursement for tax amounts the executive might pay pursuant to Section 280G or Section 409A of the Internal Revenue Code. As a general matter, it is our intention to design and administer our compensation and benefits plans and arrangements for all of our employees and other service providers, including our named executive officers, so that they are either exempt from, or satisfy the requirements of, Section 409A of the Internal Revenue Code.

Financial Restatement
Our compensation committee has not adopted a policy on whether we will make retroactive adjustments to any cash or equity-based incentive compensation paid to the named executive officers (or others) where the payment was predicated upon the achievement of financial results that were subsequently the subject of a restatement. Our compensation committee believes that this issue is best addressed if and when a need actually arises, when all of the facts regarding the restatement are known. We intend to comply with all applicable laws and regulations requiring any adjustments to or recovery of incentive compensation.

Report of the Compensation Committee
The material in this report is not “soliciting material,” is not deemed “filed” with the SEC, and is not to be incorporated by reference into any of our filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent the Company specifically incorporates it by reference into such filing.
We, as members of the compensation committee, have reviewed and discussed the Compensation Discussion and Analysis contained in this proxy statement with management. Based on such review and discussion, we have recommended to the board of directors that the Compensation Discussion and Analysis be included in this proxy statement and incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended December 31, 2014.
Submitted by the Compensation Committee of the Board of Directors
Shelby W. Bonnie
Sanford R. Robertson
Thomas O. Ryder

2014 Summary Compensation Table
The following table provides information regarding the compensation of our “principal executive officer,” our “principal financial officer”, and our next three most highly compensated executive officers during the 2014 fiscal year. We refer to these individuals as our “named executive officers.”

Name and Principal Position	Year	Salary ($)	Bonus (1)($)	Stock Awards (2)($)	Option Awards (3)($)	All Other Compensation (4)($)	Total ($)
John A. Amster Chief Executive Officer (Principal Executive Officer)	2014	$600,000	$525,000	$1,120,500	$—	$—	$2,245,500
	2013	500,000	200,000	2,001,250	—	—	2,701,250
	2012	500,000	132,000	—	—	—	632,000

Ned D. Segal Chief Financial Officer (Principal Financial Officer)	2014	450,000	300,000	848,100	—	5,000	1,603,100
	2013	308,523	492,500	4,346,000	738,735	2,500	5,888,258

Martin E. Roberts Senior Vice President, General Counsel & Secretary	2014	360,000	210,000	771,000	—	5,000	1,346,000
	2013	340,833	150,000	1,413,750	—	2,500	1,907,083
	2012	259,375	122,000	199,750	223,633	—	804,758

Steven S. Swank Senior Vice President, Head of Client Development and Relations	2014	285,000	150,000	385,500	—	5,000	825,500
	2013	283,542	120,000	650,650	—	2,500	1,056,692
	2012	250,000	122,000	199,750	178,906	—	750,656

Mallun Yen Executive Vice President	2014	350,000	235,000	1,530,000	—	5,000	2,120,000

______________

(1)
Except in the case of Mr. Segal, the 2014 amounts in this column reflect discretionary bonuses approved by the compensation committee of our board of directors and paid in January 2015 based upon both company and individual performance. In the case of Mr. Segal, the amount reflects the payment of $300,000 as the last installment of a $500,000 signing bonus.

(2)
The amounts in this column represent the aggregate grant date fair value of restricted stock unit awards granted to the officer in the applicable fiscal year computed in accordance with FASB ASC Topic 718. In accordance with SEC rules, the grant date fair value of an award that is subject to a performance condition is based on the probable outcome of the performance condition. See Note 13 of the notes to our consolidated financial statements for the fiscal year ended December 31, 2014 in our annual report on Form 10-K for fiscal year 2014 filed on March 2, 2015, for a discussion of the assumptions made in determining the grant date fair value of equity awards.

(3)
The amounts in this column represent the aggregate grant date fair value of option awards granted to the officer in the applicable fiscal year computed in accordance with FASB ASC Topic 718. See Note 13 of the notes to our consolidated financial statements for the fiscal year ended December 31, 2014 in our annual report on Form

10-K for fiscal year 2014 filed on March 2, 2015, for a discussion of the assumptions made in determining the grant date fair value of equity awards.

(4)	401(k) matching contribution provided to all plan participants.

2014 Grants of Plan-Based Awards
The following table sets forth certain information regarding each plan-based award granted to our named executive officers during our 2014 fiscal year.

		Estimated Future Payouts Under Equity Incentive Plan Awards (1)		All Other Stock Awards: Number of Shares of Stock or Units (1)(#)	Grant Date Fair Value of Stock and Option Awards (2)($)
Name	Grant Date	Threshold (#)	Target (#)
John A. Amster	2/6/2014	37,500(3)	150,000(3)	—	$1,120,500

Ned D. Segal	2/6/2014	—	—	55,000	848,100

Martin E. Roberts	2/6/2014	—	—	50,000	771,000

Steven S. Swank	2/6/2014	—	—	25,000	385,500

Mallun Yen	2/6/2014	12,500(3)	50,000(3)	—	373,500
	2/6/2014	—	—	75,000	1,156,500

_____________

(1)	The vesting schedule for each of these restricted stock unit awards is described in the footnotes to the table entitled “Outstanding Equity Awards at 2014 Fiscal Year-End” below.

(2)
The amounts in this column represent the aggregate grant date fair value of option awards and restricted stock unit awards granted to the officer in the applicable fiscal year computed in accordance with FASB ASC Topic 718. See Note 13 of the notes to our consolidated financial statements for the fiscal year ended December 31, 2014 in our annual report on Form 10-K for fiscal year 2014 filed on March 2, 2015, for a discussion of the assumptions made in determining the grant date fair value of equity awards. In accordance with SEC rules, the grant date fair value of an award that is subject to a performance condition is based on the probable outcome of the performance condition.

(3)
The number in the “threshold” column reflects the minimum number of restricted stock units that could vest if a single price appreciation target is achieved. The number in the “target” column reflects the maximum number of units subject to the award that are eligible to vest if all four price appreciation targets are achieved.

Outstanding Equity Awards at 2014 Fiscal Year-End
The following table sets forth information regarding each unexercised option and all unvested restricted stock and restricted stock units held by each of our named executive officers as of December 31, 2014. Each restricted stock unit represents a contingent right to receive one share of our common stock.

The vesting schedule applicable to each outstanding award is described in the footnotes to the table below. For information regarding the vesting acceleration provisions applicable to the equity awards held by our named executive officers, see “2014 Potential Payments Upon Termination or Change in Control” below.
As a result of Mr. Segal’s termination of employment on January 16, 2015, all of his options and restricted stock units that were unvested at the time of his termination were forfeited and he had until April 16, 2015 to exercise his vested options.

Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested (1)($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards; Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested (1)($)
John A. Amster	313,653	224,039(2)	$9.85	1/19/2021	—	$—	—	$—
	—	—	—	—	70,313(3)	968,913	—	—
	—	—	—	—	—	—	93,750(4)	1,291,875
	—	—	—	—	—	—	150,000(5)	2,067,000
Ned D. Segal	41,666	58,334(6)	13.26	4/16/2015	—	—	—	—
	—	—	—	—	187,500(7)	2,583,750	—	—
	—	—	—	—	—	—	37,500(8)	516,750
	—	—	—	—	44,688(9)	615,801	—	—
Martin E. Roberts	10,692(10)	—	4.96	10/20/2020	—	—	—	—
	18,229	6,771(11)	15.98	1/23/2022	—	—	—	—
	—	—	—	—	3,907(12)	53,838	—	—
	—	—	—	—	42,188(3)	581,351	—	—
	—	—	—	—	12,500(13)	172,250	—	—
Steven S. Swank	14,583	5,417(11)	15.98	1/23/2022	—	—	—	—
	—	—	—	—	3,907(12)	53,838	—	—
	—	—	—	—	35,563(3)	503,838	—	—
	—	—	—	—	20,313(9)	279,913	—	—
Mallun Yen	404,685(14)	—	6.63	11/15/2020	—	—	—	—
	129,166	70,834(15)	6.63	11/15/2020	—	—	—	—
	—	—	—	—	60,938(9)	839,726	—	—
	—	—	—	—	—	—	50,000(5)	689,000
___________________

(1)	In accordance with SEC rules, market value is based on $13.78, the closing price of our common stock on the last trading day of the year.

(2)
Represents the unexercisable portion of an option granted on January 20, 2011 for 537,692 shares. None of the shares subject to the option were eligible to vest unless the option holder remained in service through September 10, 2012, at which point 1/48th of the shares subject to the option vested upon the completion of each month of service thereafter.

(3)
Represents the unvested portion of a restricted stock unit award granted on January 7, 2013 for 125,000 restricted stock units in the case of Mr. Amster, for 75,000 restricted stock units in the case of Mr. Roberts, and 65,000 restricted stock units in the case of Mr. Swank. 6.25% of the shares subject to the award vested on May 20, 2013 and 6.25% of the shares subject to the award vested quarterly thereafter as long as continuous service is provided through each vesting date.

(4)
Represents the unvested portion of a performance-based restricted stock unit award granted on January 7, 2013 for 125,000 restricted stock units. The units vest over approximately 4 years from the grant date, with 25% of the total number of units eligible to vest following each one-year anniversary, provided that as of each anniversary the average closing price per share of the Company’s common stock (“ACP”) for any period of 90 consecutive calendar days during the year preceding such anniversary is: (i) on the first anniversary, equal to or greater than $11.81; (ii) on the second anniversary, equal to or greater than the higher of (a) $14.17 or (b) the ACP for the period of 90 calendar days ending on the first anniversary of the grant date times 1.25; (iii) on the third anniversary, equal to or greater than the higher of (a) $16.54 or (b) the ACP for the period of 90 calendar days ending on the second anniversary of the grant date times 1.25; and (iv) on the fourth anniversary, equal to or greater than the higher of (a) $18.90 or (b) the ACP for the period of 90 calendar days ending on the third anniversary of the grant date times 1.25. To the extent a price appreciation target is not achieved, the related units remain eligible to vest following any successive anniversary of the grant date along with the portion of the units first eligible to vest on such anniversary, so long as the applicable performance-based vesting condition for the successive anniversary is satisfied and the recipient remains in continuous service through the next established vesting date. Vesting shall occur only on the established vesting dates of February 20, May 20, August 20 and November 20. The price appreciation target for the one-year anniversary was achieved.

(5)
Represents the unvested portion of a performance-based restricted stock unit award granted on February 6, 2014 for 150,000 restricted stock units in the case of Mr. Amster, and 50,000 restricted stock units on the case of Ms. Yen. The units vest over approximately 4 years from the grant date, with 25% of the total number of units eligible to vest following each one-year anniversary, provided that as of each anniversary the average closing price per share of the Company’s common stock (“ACP”) for any period of 90 consecutive calendar days during the year preceding such anniversary is: (i) on the first anniversary, equal to or greater than $20.80; (ii) on the second anniversary, equal to or greater than the higher of (a) $24.96 or (b) the ACP for the period of 90 calendar days ending on the first anniversary of the grant date times 1.25; (iii) on the third anniversary, equal to or greater than the higher of (a) $29.12 or (b) the ACP for the period of 90 calendar days ending on the second anniversary of the grant date times 1.25; and (iv) on the fourth anniversary, equal to or greater than the higher of (a) $33.28 or (b) the ACP for the period of 90 calendar days ending on the third anniversary of the grant date times 1.25. To the extent a price appreciation target is not achieved, the related units remain eligible to vest following any successive anniversary of the grant date along with the portion of the units first eligible to vest on such anniversary, so long as the applicable performance-based vesting condition for the successive anniversary is satisfied and the recipient remains in continuous service through the next established vesting date. Vesting shall occur only on the established vesting dates of February 20, May 20, August 20 and November 20.

(6)
Represents the unexercisable portion of an option granted on April 25, 2013 for 100,000 shares. 25% of the shares subject to the option vest upon the completion of one year of continuous service beginning from April 24, 2013, and an additional 1/48th of the shares subject to the option vested upon the completion of each month of continuous service thereafter.

(7)
Represents the unvested portion of a restricted stock unit award granted on April 25, 2013 for 300,000 restricted stock units. 25% of the shares subject to the award vested on May 20, 2014 and 6.25% of the shares subject to the award vested quarterly thereafter as long as continuous service is provided through each vesting date.

(8)
Represents the unvested portion of a performance-based restricted stock unit award granted on April 25, 2013 for 50,000 restricted stock units. The units vest over approximately four years from the grant date, with 25% of the total number of units eligible to vest following each one-year anniversary, provided that as of each anniversary the average closing price per share of the Company’s common stock (“ACP”) for any period of 90 consecutive calendar days during the year preceding such anniversary is: (i) on the first anniversary, equal to or greater than $15.90; (ii) on the second anniversary, equal to or greater than the higher of (a) $19.08 or (b) the ACP for the period of 90 calendar days ending on the first anniversary of the grant date times 1.25; (iii) on the third anniversary, equal to or greater than the higher of (a) $22.26 or (b) the ACP for the period of 90 calendar days ending on the second anniversary of the grant date times 1.25; and (iv) on the fourth anniversary, equal to or greater than the higher of (a) $25.44 or (b) the ACP for the period of 90 calendar days ending on the third anniversary of the grant date times 1.25. To the extent a price appreciation target is not achieved, the related units remain eligible to vest following any successive anniversary of the grant date along with the portion of the units first eligible to vest on such anniversary, so long as the applicable performance-based vesting condition for the successive anniversary is satisfied and the recipient remains in continuous service through the next established vesting date. Vesting shall occur only on the established vesting dates of February 20, May 20, August 20 and November 20. The price appreciation target for the one-year anniversary was achieved.

(9)
Represents the unvested portion of a restricted stock unit award granted on February 6, 2014 for 55,000 restricted stock units in the case of Mr. Segal, for 25,000 restricted stock units in the case of Mr. Swank, and for 75,000 restricted stock units in the case of Ms. Yen. 6.25% of the shares subject to the award vested on May 20, 2014 and 6.25% of the shares subject to the award vested quarterly thereafter as long as continuous service is provided through each vesting date.

(10)
Represents the unexercised portion of an option granted on October 21, 2010 for 263,092 shares. 25% of the shares subject to the option vested on October 11, 2011, and an additional 1/48th of the shares vested upon completion of each month of continuous service thereafter.

(11)
Represents the unexercisable portion of options granted on January 24, 2012 for 25,000 shares in the case of Mr. Roberts, and for 20,000 shares in the case of Mr. Swank. 1/48th of the shares subject to the option vested upon the completion of each month of continuous service beginning on January 24, 2012.

(12)
Represents the unvested portion of a restricted stock unit award granted on January 24, 2012 for 12,500 restricted stock units in the case of Messrs. Roberts and Swank. 6.25% of the shares subject to the award vested on May 20, 2012 and 6.25% of the shares subject to the award vested quarterly thereafter as long as continuous service is provided through each vesting date.

(13)
Represents the unvested portion of a restricted stock unit award granted on February 6, 2014 for 50,000 restricted stock units. 25% of the award vested on May 20, 2014 and 25% of the shares subject to the award vested quarterly thereafter as long as continuous service is provided through each vesting date.

(14)
Represents the unexercised portion of an option granted on November 16, 2010 for 700,000 shares. 25% of the shares subject to the option vested upon the completion of one year of continuous service beginning from November 1, 2010, and an additional 1/48th of the shares subject to the option vested upon the completion of each month of continuous service thereafter.

(15)
Represents the unexercisable portion of a performance-based option granted on November 16, 2010 for 200,000 shares. Vesting of the option began after the Board of Directors determined that option holder had achieved both of the following milestones: (1) within six months of the date option holder’s employment begins (the “Start Date”), option holder will submit to the Board of Directors for approval business plans for two new lines of business and those plans are approved by the Board of Directors (the “Business Plans”); and (2) within 18 months of the Start Date, the Company has launched at least one of the businesses in the Business Plans with at least four clients that are generating revenue consistent with the applicable plan. On May 16, 2012, the compensation committee approved the vesting of the performance-based options, and the option began vesting at a rate of 1/48th of the option shares upon completion of each month of continuous service after May 1, 2012.

2014 Option Exercises and Stock Vested
The following table shows the number of shares acquired upon exercise of options by each named executive officer in 2014 and the number of restricted stock units held by each named executive officer that vested during the 2014 fiscal year.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise (1)($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting (2)($)
John A. Amster	—	$—	62,500	$978,985
Ned D. Segal	—	—	135,312	2,088,777
Martin E. Roberts	45,882	512,060	71,875	1,088,729
Steven S. Swank	33,601	393,614	24,062	362,868
Mallun Yen	102,065	1,068,530	14,062	208,165
___________________

(1)	Value realized is based on the difference between the fair market value of our common stock on the date of exercise and the exercise price.

(2)	Value realized is based on the fair market value of our common stock on the vesting date.

Pension Benefits and Non-qualified Deferred Compensation
Our company does not provide a pension plan for employees, and no named executive officers participated in a non-qualified deferred compensation plan during the 2014 fiscal year.

2014 Potential Payments Upon Termination or Change in Control
We have entered into offer letters and either stock option, restricted stock unit or stock purchase agreements with each of our named executive officers. None of the offer letters entered into with our named executive officers provide for the payment of severance; however, we have entered into agreements with Messrs. Amster and Segal and Ms. Yen under which they may be entitled to accelerated vesting of equity awards upon certain terminations of employment, as described in further detail below. Additionally, options and restricted stock units granted pursuant to either our 2008 Stock Plan or our 2011 Equity Incentive Plan, including any options or restricted stock units granted to our named executive officers, may accelerate and vest in full if our company is subject to certain corporate transactions in which the surviving corporation does not assume the options or restricted stock units or substitute new awards for outstanding awards.

Agreements with John A. Amster
In January 2011, we granted Mr. Amster 537,692 options. Pursuant to the stock option applicable to this award, if Mr. Amster is subject to an involuntary termination within 12 months following a change in control, then he will be entitled to vesting acceleration of 50% of any then-unvested shares or units subject to the awards.

For purposes of the January 2011 stock option agreement with Mr. Amster:
“Involuntary termination” is defined as the termination of Mr. Amster’s service by reason of (i) the involuntary discharge of Mr. Amster by our company for reasons other than cause or death or disability or (ii) his voluntary resignation following (a) the material reduction in authority and responsibility with our company (it being understood that a material reduction in authority and responsibility shall not be deemed to have occurred as long as he retains substantial senior executive responsibilities in the same line of business that he was involved with immediately prior to a change in control), (b) a reduction in his base salary by more than 10% or (c) a request by our company that he relocate by more than 50 miles.
“Change in control” is defined as (i) the consummation of a merger or consolidation of our company with or into another entity or (ii) the dissolution, liquidation or winding up of our company. The foregoing notwithstanding, a merger or consolidation of our company shall not constitute a “change in control” if immediately after such merger or consolidation a majority of the voting power of the capital stock of the continuing or surviving entity, or any direct or indirect parent corporation of such continuing or surviving entity, will be owned by the persons who were our stockholders immediately prior to such merger or consolidation in substantially the same proportions as their ownership of the voting power of our capital stock immediately prior to such merger or consolidation.
“Cause” is defined as (i) an intentional and unauthorized use or disclosure by Mr. Amster of our confidential information or trade secrets, which use or disclosure causes material harm to our company, (ii) a material breach by Mr. Amster of any agreement between him and our company, (iii) a material failure by Mr. Amster to comply with our written policies or rules, (iv) Mr. Amster’s conviction of, or plea of “guilty” or “no contest” to, a felony under the laws of the United States or any State thereof, (v) Mr. Amster’s gross negligence or willful misconduct, (vi) a continuing failure by Mr. Amster to perform assigned duties after receiving written notification of such failure from our board of directors or (vii) a failure by Mr. Amster to cooperate in good faith with a governmental or internal investigation of our company or its directors, officers or employees, if our company has requested his cooperation.
“Disability” is defined as Mr. Amster’s inability to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment.
In January 2013, we granted Mr. Amster 125,000 restricted stock units. Pursuant to the restricted stock unit award agreement applicable to this award, if Mr. Amster is subject to an involuntary termination within 12 months following a change in control, then he will be entitled to vesting acceleration of 50% of any then-unvested shares or units subject to the award.
In January 2013, we also granted Mr. Amster 125,000 performance-based restricted stock units, and in February 2014, we granted Mr. Amster 150,000 performance-based restricted stock units. Pursuant to the performance-based restricted stock unit award agreements applicable to these awards, if our company is subject to a change in control before Mr. Amster’s service terminates and prior to the fourth anniversary of the applicable grant date, then the performance conditions for the applicable award will be waived and 6.25% of the units subject to the award will vest quarterly on the Company’s established vesting dates until the fourth anniversary of the grant date, provided Mr. Amster remains in continuous service through each vesting date. Any units are not vested by the fourth anniversary of the grant date shall be forfeited. However, if Mr. Amster is subject to an involuntary termination within 12 months after the change in control and prior to the fourth anniversary of the award date, then 50% of the units that are unvested at the time of the involuntary termination will vest.

For purposes of the restricted stock unit and performance-based restricted stock unit award agreements with Mr. Amster:
“Change in Control” is defined as:
(a)    The consummation of a merger or consolidation of the Company with or into another entity or any other corporate reorganization, if persons who were not stockholders of the Company immediately prior to such merger, consolidation or other reorganization own immediately after such merger, consolidation or other reorganization more than 50% of the voting power of the outstanding securities of each of (i) the continuing or surviving entity and (ii) any direct or indirect parent corporation of such continuing or surviving entity;
(b)    The sale, transfer or other disposition of all or substantially all of the Company’s assets;
(c)    A change in the composition of the Board, as a result of which fewer than 50% of the incumbent directors are directors who either:
(i)    Had been directors of the Company on the date 24 months prior to the date of such change in the composition of the Board (the “Original Directors”); or
(ii)    Were appointed to the Board, or nominated for election to the Board, with the affirmative votes of at least a majority of the aggregate of (A) the Original Directors who were in office at the time of their appointment or nomination and (B) the directors whose appointment or nomination was previously approved in a manner consistent with this Paragraph (ii); or
(d)    Any transaction as a result of which any person becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing more than 50% of the total voting power represented by the Company’s then outstanding voting securities. For purposes of this Subsection (d), the term “person” shall have the same meaning as when used in Sections 13(d) and 14(d) of the Exchange Act but shall exclude (i) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or of a Parent or Subsidiary and (ii) a corporation owned directly or indirectly by the stockholders of the Company in substantially the same proportions as their ownership of the common stock of the Company.
A transaction shall not constitute a Change in Control if its sole purpose is to change the state of the Company’s incorporation or to create a holding company that will be owned in substantially the same proportions by the persons who held the Company’s securities immediately before such transaction. In addition, if a Change in Control constitutes a payment event with respect to any Award which provides for a deferral of compensation and is subject to Code Section 409A, then notwithstanding anything to the contrary in the Plan the transaction with respect to such Award must also constitute a “change in control event” as defined in Treasury Regulation Section 1.409A-3(i)(5) to the extent required by Code Section 409A.
“Involuntary Termination” is defined as either (i) a separation as a result of the termination of Mr. Amster’s employment by the Company for reasons other than cause or death or disability; or (ii) Mr. Amster’s resignation for good reason.
“Resignation for Good Reason” is defined as a separation as a result of Mr. Amster’s resignation within 12 months after one of the following conditions has come into existence without Mr. Amster’s consent: (i) a material reduction in Mr. Amster’s authority and responsibility (it being understood that a material reduction in authority and responsibility shall not be deemed to have occurred as long as Mr. Amster retains substantial senior executive responsibilities in the same line of business that Mr. Amster was involved with immediately prior to a Change in Control); (ii) a reduction in Mr. Amster’s base salary by more than 10%; or (iii) a request by the Company that Mr. Amster relocate by more than 50 miles. A resignation for good reason will not be deemed to have occurred unless Mr. Amster gives the Company written notice of the condition within 90 days after the condition comes into existence and the Company fails to remedy the condition within 30 days after receiving Mr. Amster’s written notice.
“Cause” is defined as (i) Mr. Amster’s intentional and unauthorized use or disclosure of the Company’s confidential information or trade secrets, which use or disclosure causes material harm to the Company; (ii) Mr. Amster’s material breach of any agreement between Mr. Amster and the Company; (iii) Mr. Amster’s material failure to comply with the Company’s written policies or rules; (iv) Mr. Amster’s conviction of, or plea of “guilty” or “no contest” to, a felony under the laws of the United States or any State thereof; (v) Mr. Amster’s gross negligence or willful misconduct; (vi) Mr. Amster’s continuing failure to perform assigned duties after receiving written notification of such failure from the Board of Directors; or (vii) Mr. Amster’s failure to cooperate in good faith with a governmental or internal investigation of the Company or its directors, officers or employees, if the Company has requested Mr. Amster’s cooperation.
“Disability” shall mean Mr. Amster’s inability to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment.
Agreements with Ned D. Segal
In April 2013, we granted Mr. Segal 100,000 options and 300,000 restricted stock units. Pursuant to the stock option and restricted stock unit agreements applicable to these awards, if Mr. Segal is subject to an involuntary termination within 12 months following a change in control, then he will be entitled to vesting acceleration of 50% of any then-unvested shares subject to the awards. In addition, if Mr. Segal had died or his employment had terminated because of his disability before April 23, 2015, the first 25% of the shares subject to the awards would have vested.
In April 2013, we also granted Mr. Segal 50,000 performance-based restricted stock units. The treatment of this award upon a change in control is the same as described above with respect to Mr. Amster’s performance-based restricted stock units.
The definitions applicable to the April 2013 stock option agreement, restricted stock unit award agreement, and performance-based restricted stock unit award agreement with Mr. Segal are generally the same as in Mr. Amster’s restricted stock unit and performance-based restricted stock unit award agreements, with the following exceptions:
“Cause” is defined as (i) Mr. Segal’s intentional and unauthorized use or disclosure of our company’s confidential information or trade secrets, which use or disclosure causes material harm to our company; (ii) Mr. Segal’s material breach of any agreement between Mr. Segal and our company; (iii) Mr. Segal’s material failure to comply with our company’s written policies or rules; (iv) Mr. Segal’s conviction of, or plea of “guilty” or “no contest” to, a felony under the laws of the United States or any State thereof; (v) Mr. Segal’s gross negligence or willful misconduct; (vi) Mr. Segal’s continuing failure to perform assigned duties after receiving written notification of such failure from the Board of Directors; or (vii) Mr. Segal’s failure to cooperate in good faith with a governmental or internal investigation of our company or its directors, officers or employees, if our company has requested Mr. Segal’s cooperation. To the extent Mr. Segal commits an act that would constitute Cause pursuant to (ii), (iii) or (vii), he will be given notice and an opportunity to cure within 30 days of receiving notice and, if he reasonably cures such act as determined by the audit committee of our company’s board, it will not constitute Cause.
“Disability” is defined as Mr. Segal’s inability to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that results in death or lasts for a continuous period of not less than six months.
In February 2014, we granted Mr. Segal 55,000 restricted stock units. The treatment of this award upon a change in control, including the definitions for the purposes of the restricted stock unit award agreement, is the same as described above with respect to Mr. Amster’s restricted stock unit award.
Agreements with Mallun Yen
In November 2010, we granted Ms. Yen 700,000 options. The treatment of this award upon a change in control, including the definitions for the purposes of the stock option agreement, is the same as described above with respect to Mr. Amster’s stock option grant. Further, if Ms. Yen had died or if the Company had terminated her employment because of her disability, in either case prior to October 31, 2011, the first 25% of the options would have vested.
In November 2010, we also granted Ms. Yen 200,000 performance-based options. Pursuant to the performance-based stock option agreement applicable to this award, if the milestones applicable to the option have been achieved and Ms. Yen is subject to an involuntary termination within 12 months following a change in control, then she will be entitled to vesting acceleration of 50% of any then-unvested shares subject to the awards. The definitions applicable to this award are the same as described above with respect to Mr. Amster’s stock option grant.
In February 2014, we granted Ms. Yen 75,000 restricted stock units. The treatment of this award upon a change in control, including the definitions for the purposes of the restricted stock unit agreement, is the same as described above with respect to Mr. Amster’s restricted stock unit award.
In February 2014, we also granted Ms. Yen 50,000 performance-based restricted stock units. The treatment of this award upon a change in control, including the definitions for the purposes of the performance-based restricted stock unit award agreement, is the same as described above with respect to Mr. Amster’s performance-based restricted stock unit award.

The following table describes the potential benefits to which Messrs. Amster and Segal and Ms. Yen would have been entitled under the arrangements described above, assuming that each such officer’s employment terminated as of December 31, 2014. Messrs. Roberts and Swank were not entitled to any benefits upon a termination of employment on December 31, 2014.

Name	Benefit	Involuntary Termination Following a Change in Control
John A. Amster	Option Acceleration(1)	$440,237
	Restricted Stock Unit Acceleration(2)	2,163,894
	Total Value	$2,604,131

Ned D. Segal	Option Acceleration(1)	$15,167
	Restricted Stock Unit Acceleration(2)	1,858,150
	Total Value	$1,873,317

Mallun Yen	Option Acceleration(1)	253,232
	Restricted Stock Unit Acceleration(2)	764,363
	Total Value	$1,017,595

___________________

(1)
The value of option acceleration shown in the table above assumes that the termination of the named executive officer’s employment occurred on December 31, 2014, and was calculated by multiplying the number of unvested option shares accelerated by the difference between $13.78, the closing price of our common stock on the last trading day of the year, and the exercise price of the option.

(2)
The value of restricted stock acceleration shown in the table above assumes that the termination of the named executive officer’s employment occurred on December 31, 2014, and was calculated by multiplying the number of unvested shares accelerated by $13.78, the closing price of our common stock on the last trading day of the year. No value is assigned to the waiver of the performance conditions applicable to performance-contingent restricted stock units in connection with a change in control.

PROPOSAL NO. 3
ADVISORY NON-BINDING RESOLUTION REGARDING EXECUTIVE COMPENSATION
In accordance with SEC rules, stockholders are being asked to vote to approve, on an advisory and non-binding basis, the compensation of our named executive officers as disclosed in this proxy statement. This is commonly referred to as a “Say-On-Pay” proposal.
This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this proxy statement. Stockholders may express their views on the design and effectiveness of our executive compensation programs by voting on this proposal. As described in detail in our Compensation Discussion and Analysis, our executive compensation programs are designed to attract, incentivize and retain talented and experienced executives, to reward them for achievement of goals and align their interests with those of our stockholders. Please read the “Compensation Discussion and Analysis,” the accompanying compensation tables and narrative discussion for additional details about our executive compensation programs, including information about the fiscal year 2014 compensation of our named executive officers.
Accordingly, in accordance with Section 14A of the Exchange Act, we are asking our stockholders to vote “FOR” the following resolution:
“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby APPROVED.”
You may vote “FOR” or “AGAINST” the advisory non-binding resolution regarding the compensation of our named executive officers, or you may “ABSTAIN” from voting on this matter. In order for Proposal 3 to be approved, a majority of all those outstanding shares that are represented in person or by proxy and that are entitled to vote on Proposal 3 at the Annual Meeting must vote “FOR” Proposal 3. Abstentions and broker non-votes will be counted towards a quorum. Abstentions will be counted as though they had been voted “AGAINST” the proposal. Broker non-votes will not be counted either “FOR” or “AGAINST” the proposal and will have no effect on the proposal. Because Proposal 3 is a non-routine matter, broker non-votes are expected to exist in connection with this matter.
As an advisory vote, the result will not be binding on our board of directors or compensation committee. Our board of directors and our compensation committee value the opinions of our stockholders and expect to take into account the outcome of the vote when considering future executive compensation decisions to the extent they can determine the cause or causes of any significant negative voting results. We hold such advisory votes on the compensation of our named executive officers every three years and will hold another advisory vote at our 2018 annual meeting of stockholders.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSAL 3.

OTHER MATTERS
As of the time of preparation of this proxy statement, neither the board nor management intends to bring before the Annual Meeting any business other than the matters referred to in the Notice of Annual Meeting and this proxy statement. If any other business should properly come before the Annual Meeting, or any adjournment thereof, the persons named in the proxy will vote on such matters according to their best judgment.
Accompanying this proxy statement and posted on our website with this proxy statement, is our Annual Report on Form 10-K for the fiscal year ended December 31, 2014. Copies of our Annual Report on Form 10-K for the fiscal year ended December 31, 2014, as filed with the SEC, are available free of charge on the investor relations portion of our website at http://ir.rpxcorp.com/annuals-proxies.cfm. The inclusion of our website address in this proxy statement does not include or incorporate by reference the information on our website into this proxy statement.

CONTACT FOR QUESTIONS AND ASSISTANCE WITH VOTING
If you have any questions or require any assistance with voting your shares or need additional copies of this proxy statement or voting materials, please contact:
Investor Relations
RPX Corporation
One Market Plaza, Suite 800
San Francisco, CA 94105
or
call (415) 418-2563
It is important that your shares are represented at the Annual Meeting. Whether or not you plan to attend the Annual Meeting, please vote by using the Internet or by telephone or, if you received a paper copy of the proxy card by mail, by signing and returning the enclosed proxy card, so your shares will be represented at the Annual Meeting.
The form of proxy and this proxy statement have been approved by the board of directors and are being mailed or delivered to stockholders by its authority.

The Board of Directors of RPX Corporation
San Francisco, California
April 28, 2015

RPX Corporation

IMPORTANT ANNUAL MEETING INFORMATION

Electronic Voting Instructions

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 11:59 PM Eastern Time on June 8, 2015.

Vote by Internet

- Go to **www.investorvote.com/RPXC**
- Or scan the QR code with your smartphone
- Follow the steps outlined on the secure website

Vote by telephone

- Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone
- Follow the instructions provided by the recorded message

Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. X

Annual Meeting Proxy Card

1234 5678 9012 345

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals — The Board of Directors recommends that you vote "FOR" the director nominee named in Proposal 1, and "FOR" Proposals 2 and 3.

+

1. To elect one Class I director Nominee:

	For	Withhold
01 - Frank E. Dangeard	☐	☐

B Non-Voting Items

Change of Address — Please print new address below.

Comments — Please print your comments below.

C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /		

+

022UPC

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

PROXY — RPX CORPORATION

Annual Meeting of Stockholders — June 9, 2015
THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY

The undersigned hereby appoints Robert H. Heath and Martin E. Roberts, and each of them, with power to act without the other and with power of substitution, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, as provided on the other side, all the shares of RPX Corporation Common Stock which the undersigned is entitled to vote, and, in their discretion, to vote upon such other business as may properly come before the Annual Meeting of Stockholders of the company to be held June 9, 2015, at 10:00 a.m. local time, at One Market Plaza, Steuart Tower, Suite 800, San Francisco, California 94105, or at any adjournment or postponement thereof, with all powers which the undersigned would possess if present at the Meeting.

This proxy when properly executed will be voted in the manner directed herein. **If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.**

(Continued and to be marked, dated and signed, on the other side.)